                                                                   Exhibit 10.10

                              AMENDED AND RESTATED
                                 GAMING FACILITY
                              MANAGEMENT AGREEMENT

                                     between

       THE TWENTY-NINE PALMS BAND OF LUISENO MISSION INDIANS OF CALIFORNIA
                                 (the "Tribe"),

                    TWENTY-NINE PALMS ENTERPRISES CORPORATION
                               (the "Enterprise")

                                       and

                          THCR MANAGEMENT SERVICES, LLC
                                   ("Manager")

                                 March 28, 2002

               Pursuant to the Terms of a Subordination Agreement
              dated October 17, 2001, Manager has subordinated the
                 Management Fees Payable under this Agreement to
                       certain Lenders to the Enterprise.

Exhibit 10.10

                                TABLE OF CONTENTS

RECITALS....................................................................................................  1

SECTION 1
     AMENDED AND RESTATED AGREEMENT;
     DEFINITIONS............................................................................................  2
     1.1      Amended and Restated Agreement................................................................  2
     1.2      Definitions...................................................................................  2

SECTION 2
     COVENANTS.............................................................................................. 11
     2.1      Engagement of Manager......................................................................... 11
     2.2      Term.......................................................................................... 11
     2.3      Status of Property............................................................................ 11
     2.4      Manager Compliance with Law; Licenses......................................................... 12
     2.5      Amendments to Tribal Gaming Code.............................................................. 12
     2.6      Compliance with Compact....................................................................... 12
     2.7      Fire and Safety............................................................................... 12
     2.8      Compliance with the National Environmental Policy Act......................................... 12
     2.9      Satisfaction of Effective Date Requirements................................................... 12
     2.10     Commencement Date............................................................................. 13
     2.11     Restrictions on Collateral Operations......................................................... 13

SECTION 3
     BUSINESS AFFAIRS....................................................................................... 13
     3.1      Manager's Authority and Responsibility........................................................ 13
     3.2      Duties of Manager............................................................................. 13
              3.2.1    Physical Duties...................................................................... 13
              3.2.2    Compliance........................................................................... 13
              3.2.3    Required Filings..................................................................... 14
              3.2.4    Contracts in the Name of the Enterprise and at Arm's Length.......................... 14
              3.2.5    Facility Operating Standards......................................................... 14
     3.3      Security...................................................................................... 14
     3.4      Damage, Condemnation or Impossibility of the Facility......................................... 14
              3.4.1    Recommencement of Operations......................................................... 14
              3.4.2    Repair or Replacement................................................................ 15
              3.4.3    Other Business Purposes.............................................................. 15
              3.4.4    Termination of Gaming................................................................ 15
              3.4.5    Tolling of the Agreement............................................................. 15
     3.5      Alcoholic Beverages and Tobacco Sales......................................................... 15
     3.6      Employees..................................................................................... 16

Exhibit 10.10

              3.6.1    Manager's Responsibility............................................................. 16
              3.6.2    Enterprise Employee Policies......................................................... 16
              3.6.3    Employees............................................................................ 16
              3.6.4    Off-Site Employees................................................................... 16
              3.6.5    No Manager Wages or Salaries......................................................... 16
              3.6.6    Employee Background Checks........................................................... 17
              3.6.7    Indian Preference, Recruiting and Training........................................... 17
              3.6.8    Goals and Remedies................................................................... 18
              3.6.9    Removal of Employees................................................................. 18
     3.7      Marketing..................................................................................... 18
              3.7.1    Nature of Marketing Services......................................................... 18
              3.7.2    Marketing Services................................................................... 18
     3.8      Pre-Opening................................................................................... 18
     3.9      Operating Budget and Annual Plan.............................................................. 19
              3.9.1    Adjustments to Operating Budget and Annual Plan...................................... 20
     3.10     Capital Budgets; Permitted Hotel Debt......................................................... 21
     3.11     Capital Replacements.......................................................................... 21
     3.12     Capital Replacement Reserve................................................................... 22
     3.13     Periodic Contributions to Capital Replacement Reserve......................................... 22
     3.14     Use and Allocation of Capital Replacement Reserve............................................. 22
     3.15     Contracting................................................................................... 23
     3.16     Internal Control Systems...................................................................... 23
     3.17     Banking and Bank Accounts..................................................................... 23
              3.17.1   Enterprise Bank Accounts............................................................. 23
              3.17.2   Daily Deposits to Depository Account................................................. 24
              3.17.3   Disbursement Account................................................................. 24
              3.17.4   Transfers Between Accounts........................................................... 24
     3.18     Insurance..................................................................................... 24
     3.19     Accounting and Books of Account............................................................... 25
              3.19.1   Statements........................................................................... 25
              3.19.2   Books of Account..................................................................... 25
              3.19.3   Accounting Standards................................................................. 25
              3.19.4   Annual Audit......................................................................... 26
     3.20     Retail Shops and Concessions.................................................................. 26

SECTION 4
     LIENS.................................................................................................. 26
     4.1      Liens......................................................................................... 26
     4.2      Exceptions.................................................................................... 26

SECTION 5
     MANAGEMENT FEE, REIMBURSEMENTS AND DISBURSEMENTS BY MANAGER............................................ 27
     5.1      Management Fee................................................................................ 27

Exhibit 10.10

     5.2      Disbursements for Operating Expenses.......................................................... 27
     5.3      Disbursements for Debt Service................................................................ 27
     5.4      Payment of Fees and Tribal Disbursement....................................................... 27
     5.5      Minimum Guaranteed Monthly Payment............................................................ 28
     5.6      Distribution of Excess Funds.................................................................. 29
     5.7      Manager Guaranty.............................................................................. 29
     5.8      Development and Construction Costs............................................................ 29

SECTION 6
     TRADE NAMES, TRADE MARKS AND SERVICE MARKS............................................................. 29
     6.1      Facility Name................................................................................. 29
     6.2      Signs......................................................................................... 30

SECTION 7
     TAXES.................................................................................................. 30
     7.1      State and Local Taxes......................................................................... 30
     7.2      Tribal Taxes.................................................................................. 30
     7.3      Compliance with Internal Revenue Code......................................................... 30

SECTION 8
     GENERAL PROVISIONS..................................................................................... 30
     8.1      Situs of the Contracts........................................................................ 30
     8.2      Notice........................................................................................ 31
     8.3      Authority to Execute and Perform Agreement.................................................... 32
     8.4      Relationship.................................................................................. 32
     8.5      Manager's Contractual Authority............................................................... 32
     8.6      Further Actions............................................................................... 32
     8.7      Defense....................................................................................... 32
     8.8      Waivers....................................................................................... 32
     8.9      Captions...................................................................................... 33
     8.10     Severability.................................................................................. 33
     8.11     Interest...................................................................................... 33
     8.12     Travel and Out-of-Pocket Expenses............................................................. 33
     8.13     Third Party Beneficiary....................................................................... 33
     8.14     Brokerage..................................................................................... 33
     8.15     Survival of Covenants......................................................................... 33
     8.16     Estoppel Certificate.......................................................................... 33
     8.17     Periods of Time............................................................................... 34
     8.18     Exhibits...................................................................................... 34
     8.19     Successors, Assigns, and Subcontracting....................................................... 34
     8.20     Permitted Assignment.......................................................................... 34
     8.21     Time is of the Essence........................................................................ 34
     8.22     Confidential Information...................................................................... 34
     8.23     Patron Dispute Resolution..................................................................... 35

Exhibit 10.10

     8.24     Modification.................................................................................. 35

SECTION 9
     WARRANTIES............................................................................................. 35
     9.1      Noninterference in Tribal Affairs............................................................. 35
     9.2      Prohibition of Payments to Members of Tribal Government....................................... 35
     9.3      Prohibition of Hiring Members of Tribal Government............................................ 36
     9.4      Prohibition of Financial Interest in Enterprise............................................... 36
     9.5      Definitions................................................................................... 36

SECTION 10
     TERMINATION............................................................................................ 36
     10.1     Voluntary Termination and Termination for Cause............................................... 36
     10.2     Voluntary Termination......................................................................... 36
     10.3     Termination for Cause......................................................................... 36
     10.4     Involuntary Termination Due to Changes in Legal Requirements.................................. 37
     10.5     Manager's Right to Terminate Agreement........................................................ 37
     10.6     Tribe's and Enterprise's Right to Terminate Agreement......................................... 38
     10.7     Consequences of Manager's Breach.............................................................. 38
     10.8     Consequences of Tribe's Breach................................................................ 39
     10.9     Suspension of Manager for Cause; Notice and Opportunity to Cure............................... 39
     10.10    Enterprise's Buy-Out Option................................................................... 40

SECTION 11
     CONCLUSION OF THE MANAGEMENT TERM...................................................................... 40
     11.1     Conclusion of the Management Term............................................................. 40
     11.2     Transition.................................................................................... 40
     11.3     Undistributed Net Revenues.................................................................... 40

SECTION 12
     CONSENTS AND APPROVALS................................................................................. 41
     12.1     Tribal........................................................................................ 41
     12.2     Manager....................................................................................... 41

SECTION 13
     DISCLOSURES............................................................................................ 41
     13.1     Shareholders and Directors.................................................................... 41
     13.2     Warranties.................................................................................... 41
     13.3     Criminal and Credit Investigation............................................................. 41
     13.4     Disclosure Amendments......................................................................... 42
     13.5     Breach of Manager's Warranties and Agreements................................................. 42

SECTION 14
     RECORDATION............................................................................................ 43

Exhibit 10.10

SECTION 15
     NO LIEN, LEASE OR JOINT VENTURE........................................................................ 43

SECTION 16
     DISPUTE RESOLUTION..................................................................................... 43
     16.1     General....................................................................................... 43
     16.2     Initiation of Arbitration and Selection of Arbitrators........................................ 44
     16.3     Limited Waiver of Sovereign Immunity.......................................................... 44
              (a)      Time Period.......................................................................... 45
              (b)      Recipient of Waiver.................................................................. 45
              (c)      Limitations of Actions............................................................... 45

SECTION 17
     NEGOTIATE NEW AGREEMENT................................................................................ 46
     17.1     Intent to Negotiate New Agreement............................................................. 46
     17.2     Transition Plan............................................................................... 46

SECTION 18
     ENTIRE AGREEMENT....................................................................................... 46

SECTION 19
     REQUIRED AMENDMENT..................................................................................... 46

SECTION 20
     PREPARATION OF AGREEMENT............................................................................... 46

SECTION 21
     STANDARD OF REASONABLENESS............................................................................. 47

SECTION 22
     EXECUTION.............................................................................................. 47

Exhibit 10.10

EXHIBITS
--------
EXHIBIT A         Legal Description of the Property
EXHIBIT B         Dispute Resolution Between Manager and Enterprise Employees
EXHIBIT C         Enterprise Investment Policy Resolution
EXHIBIT D         Statement of Investment Policy for the Twenty-Nine Palms Band of Luiseno
                  Mission Indians of California Gaming Enterprise
EXHIBIT E         Twenty-Nine Palms Band of Luiseno Mission Indians of California
                  Irrevocable Banking Instructions
EXHIBIT F         Tribal Insurance Requirements
EXHIBIT G         Manager's Affiliates, Members and Officers

Exhibit 10.10

                              AMENDED AND RESTATED
                                 GAMING FACILITY
                              MANAGEMENT AGREEMENT

        THIS AMENDED AND RESTATED GAMING FACILITY MANAGEMENT AGREEMENT (this "Agreement") is made as of the _____ day of March 2002, by and between the TWENTY-NINE PALMS BAND OF LUISENO MISSION INDIANS OF CALIFORNIA, a sovereign Native American nation, with offices at 46-200 Harrison Place, Coachella, California 92236 (the "Tribe"), the TWENTY-NINE PALMS ENTERPRISES CORPORATION, a Federal corporation chartered by the Tribe pursuant to 25 U.S.C. Section 477, with offices at 46-200 Harrison Place, Coachella, California 92236 ("the Enterprise") and THCR MANAGEMENT SERVICES, LLC, a Delaware limited liability company with offices at 1000 Boardwalk, Atlantic City, New Jersey 08401.

                                    RECITALS:

        A. The Tribe is a federally-recognized Indian Tribe which possesses sovereign governmental powers pursuant to the Tribe's recognized powers of self government.

        B. The Tribe occupies certain property located in Coachella, Riverside County, California, more specifically described on Exhibit A attached hereto, as "Indian lands" pursuant to 25 U.S.C. Section 2703(4) (the "Property"). The Tribe currently operates a Class II gaming facility on the Property.

        C. The Tribe desires to further develop the Property to promote increased tribal economic development, self-sufficiency and strong tribal government.

        D. In order to obtain the benefit of Manager's management, marketing and technical experience and expertise, the Tribe and Manager entered into a Gaming Facility Management Agreement dated as of April 27, 2000.

        E. The Tribe chartered the Enterprise to conduct Class II and Class III Gaming pursuant to the Indian Gaming Regulatory Act and the Compact at the Facility, and transferred all of its right, title and interest in and to the Facility to the Enterprise pursuant to an Assignment and Bill of Sale dated July 5, 2001.

        F. With the assistance of Trump Hotels & Casino Resorts Development Company, LLC, the Enterprise intends to design, finance, construct, furnish and equip a permanent Class III gaming resort on the Property, which shall include a new casino facility, a hotel and other amenities and the renovation of the Tribe's existing Class II gaming facility.

Exhibit 10.10

        G. The Tribe, the Enterprise and Manager desire to amend and restate in its entirety the April 27, 2000 Gaming Facility Management Agreement in order to conform such agreement to comments received from the NIGC.

        H. This Agreement is entered into pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable Tribal law and the Compact.

                                    SECTION 1
                        AMENDED AND RESTATED AGREEMENT;
                                  DEFINITIONS

        1.1 Amended and Restated Agreement. This Agreement amends and restates in its entirety the Gaming Facility Management Agreement entered into by the Tribe and Manager as of April 27, 2000.

        1.2 Definitions. As they are used in this Agreement, the terms listed below shall have the meaning assigned to them in this Section:

        "Affiliate" means as to Manager, the Enterprise or the Tribe, any corporation, partnership, limited liability company, joint venture, trust, department or agency or individual controlled by or controlling, directly or indirectly, Manager, the Enterprise or the Tribe.

        "Articles of Association" shall mean the Articles of Association of The Twenty-Nine Palms Band of Luiseno Mission Indians of California as adopted by the Tribe on March 1, 1972 and approved by the Secretary of the Interior.

        "BIA" shall mean the Bureau of Indian Affairs of the Department of the Interior of the United States of America.

        "Capital Budget" shall mean the capital budget described in Section
3.10.

        "Capital Replacement(s)" shall mean any alteration or rebuilding or renovation of the Facility, and any replacement of Furnishings and Equipment, the cost of which is capitalized and depreciated, rather than being expensed, applying generally accepted accounting principles, as described in Section 3.10.

        "Capital Replacement Reserve" shall mean the reserve described in
Section 3.12, into which periodic contributions are paid pursuant to Section
3.13.

Exhibit 10.10

        "Charter" shall mean the Federal Charter of Incorporation of the Enterprise approved by the U.S. Department of the Interior on February 16, 2001 and ratified by the Tribe on March 28, 2001 pursuant to 25 U.S.C. Section 477.

        "Class II Gaming" shall mean Class II Gaming as defined in the IGRA.

        "Class III Gaming" shall mean Class III Gaming as defined in the IGRA.

        "Commencement Date" shall mean the first date that the approximately 50,000 square foot planned casino addition to the Facility is complete and open to the public for Gaming, which shall be the date upon which management services begin under this Agreement.

        "Compact" shall mean the Tribal-State Compact between the Tribe and the State of California regarding Class III Gaming, executed by the Tribe on October 1, 1999 and signed by the Secretary of the Interior on May 5, 2000 and published in the Federal Register as provided in 25 U.S.C. Section 2710(d)(8)(D) on May 16, 2000; as the same may, from time to time, be amended, or such other Compact that may be substituted therefor.

        "Compensation" shall mean the direct salaries and wages paid to, or accrued for the benefit of, any employee, including incentive compensation, together with all fringe benefits payable to or accrued for the benefit of such executive or other employee, including employer's contribution under FICA, unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, relocation, housing and other similar benefits.

        "Confidential Information" shall mean the information described in
Section 8.22.

        "Depository Account" shall mean the bank account described in Section 3.17.2.

        "Disbursement Account" shall mean the bank account described in Section 3.17.3.

        "Early Termination Fee" shall mean one and one-half (1 1/2) times the aggregate Management Fee payable to Manager for the twelve month period preceding the notice of early termination provided by the Tribe pursuant to Section10.10(i).

        "Effective Date" shall mean the date five (5) days following the date on which all of the following listed conditions are satisfied:

                (i) written approval of this Agreement is granted by the Chairman of the NIGC;

Exhibit 10.10

                (ii) written approval of a Tribal Gaming Code is granted by the Chairman of the NIGC;

                (iii) written confirmation that the Tribe and the State (to the extent required by the Compact) have approved background investigations of Manager;

                (iv) Manager has received a certified copy of the Tribal Resolutions adopted by the Tribe in accordance with the Tribe's governing documents and the Corporate Resolutions adopted by the Enterprise in accordance with the Charter authorizing the execution of this Agreement;

                (v) execution of the Compact by the Secretary of the Interior and publication in the Federal Register as provided in 25 U.S.C.
Section 2710(d)(8)(D);

                (vi) receipt by Manager of all applicable licenses for or related to management of the Facility; and

                (vii) Manager has satisfied itself that the Tribal Gaming Code and any other code adopted by the Tribe relative to any of the documents referenced in this Agreement do not have a material adverse effect on Manager's ability to operate the Facility under this Agreement.

        "Emergency Condition" shall have the meaning set forth in Section 3.11.

        "Enterprise" shall mean the "Twenty-Nine Palms Enterprises Corporation" chartered under 25 U.S.C. Section 477 by the Tribe to engage in Class II and Class III Gaming at the Facility and any other lawful commercial activity allowed in the Facility including, but not limited to the sale of alcohol, tobacco, gifts and souvenirs; or any ancillary non-Gaming activity within the Facility generally related to Class II or Class III Gaming.

        "Enterprise Bank Accounts" shall mean those accounts described in
Section 3.17.1.

        "Enterprise Employee" shall mean all Employees who are assigned to work at the Facility.

        "Enterprise Employee Policies" shall mean those employee policies described in Section 3.6.2.

        "Excess Funds" shall have the meaning described in Section 5.4.1 so long as the Transfer and Deposit Agreement may be in effect, and thereafter "Excess Funds" shall have the meaning described in Section 5.4.2.

Exhibit 10.10

        "Facility" shall mean all buildings, structures and improvements located on the Property used in connection with gaming or used for the operation of the Enterprise, and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of such buildings, structures and improvements.

        "Financing Agreements" shall mean all loan agreements, indentures, notes, security agreements and other documents to be entered into between the Tribe and/or the Enterprise and one or more Lenders pursuant to which the financing is issued including, without limitation, the Loan Agreement.

        "Fiscal Year" shall mean the period commencing on January 1 of each year and ending on December 31 of such year, except that for purposes of calculating the Management Fee, the first Fiscal Year shall be deemed to commence upon the Commencement Date and end on December 31 of such year.

        "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Facility, including, without limitation:

                (i) cashier, money sorting and money counting equipment, surveillance and communication equipment and security equipment;

                (ii) electronic lottery terminals, video games of chance, table games, bingo blowers and equipment, electronic displays, Class II pull-tab dispensers, table games, pari-mutuel betting equipment and other Class II and Class III gaming equipment permitted pursuant to the Compact and the IGRA;

                (iii)   office furnishings and equipment;

                (iv) specialized equipment necessary for the operation of any portion of the Facility for accessory purposes, including equipment for entertainment facilities, hospitality facilities, kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces and recreational facilities;

                (v)     all decor, special effects and artwork; and

                (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Facility in accordance with the standards set forth in this Agreement.

        "Gaming" shall mean any and all activities defined as Class II and Class III Gaming.

Exhibit 10.10

        "General Manager" shall mean the person supplied by Manager and employed by the Enterprise to direct the operation of the Facility.

        "Generally Accepted Accounting Principles or GAAP" shall mean those principles defined by the Financial Accounting Standards Board.

        "Gross Gaming Revenue (Win)" shall mean the net win from gaming activities which is the difference between gaming wins and losses before deducting costs and expenses.

        "Gross Revenues" shall mean all revenues of any nature derived directly or indirectly from the Facility including, without limitation, Gross Gaming Revenue (Win), food and beverage sales, and other rental or other receipts from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, provided that such lessees, sublessees, and licensees and concessionaires are not subsidiaries or affiliates of Manager), and revenue recorded for Promotional Allowances, but excluding any taxes the Tribe is allowed to assess pursuant to Section 7.

        "House Bank" shall mean the amount of cash, chips, tokens and plaques that Manager from time to time determines necessary to have at the Facility daily to meet its cash needs.

        "IGRA" shall mean the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. Section 2701 et seq., as same may, from time to time, be amended.

        "Internal Control Systems" shall mean the systems described in Section 3.16.

        "Legal Requirements" shall mean any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local, and tribal laws, codes, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, Manager, the Property, the Facility, and the Enterprise, including without limitation, the IGRA, the Compact, and the Tribal Gaming Code.

        "Lender" shall mean First National Bank, as Administrative Agent, together with the "Lenders" identified in the Financing Agreement(s).

        "Loan Agreement" shall mean the Loan Agreement dated October 17, 2001, by and among The Twenty-Nine Palms Enterprises Corporation, The Twenty-Nine Palms Band of Luiseno Mission Indians of California, the Lenders referred to therein, and First National Bank, together with all documents that constitute "Loan Documents" as defined therein.

        "Management Agreement" shall mean this Agreement and may be referred to herein as the "Agreement."

Exhibit 10.10

        "Management Fee" shall mean the management fee described in Section 5.1.

        "Manager" shall mean THCR Management Services, LLC, its successors and assigns.

        "Manager Advance" shall mean any funds advanced by Manager or its Affiliates to the Enterprise, including on account of the Minimum Guaranteed Monthly Payment or the Manager Guaranty.

        "Manager Guaranty" shall mean the Payment Guaranty Agreement between Manager, as guarantor, and First National Bank, as administrative agent, dated as of October 17, 2001.

        "Manager Proprietary Information" shall mean the information described in Section 8.22.

        "Material Breach" shall mean such material breach as described in
Section 10.3.

        "Member of The Tribal Government" shall have the meaning described in
Section 9.5.

        "Minimum Balance" shall mean the amount described in Section 3.17.1.

        "Minimum Guaranteed Monthly Payment" shall mean that payment due the Tribe each month commencing in the month after the Commencement Date occurs in accordance with 25 U.S.C. Section 2711(b)(3) and Section 5.5 hereof.

        "National Indian Gaming Commission" or "NIGC" shall mean the commission established pursuant to 25 U.S.C. Section 2704.

        "Net Revenues" shall mean the sum of "Net Revenues (Gaming)" and "Net Revenues (Other)."

        "Net Revenues (Gaming)" shall mean Gross Gaming Revenue (Win), of the Enterprise from Class II or Class III gaming less all gaming related Operating Expenses, excluding the Management Fee, and less the retail value of any Promotional Allowances, and less the following revenues actually received by the Enterprise and included in Gross Revenues:

                (i) any gratuities or service charges added to a customer's bill;

                (ii) any credits or refunds made to customers, guests or patrons;

                (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

Exhibit 10.10

                (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                (vi) any fire and extended coverage insurance proceeds other than for business interruption;

                (vii) any condemnation awards other than for temporary condemnation;

                (viii)  any proceeds of financing or refinancing; and

                (ix)    any interest on bank account(s).

It is intended that this provision be consistent with 25 U.S.C. Section 2703(9).

        "Net Revenues (Other)" shall mean all Gross Revenues of the Enterprise from all other sources in support of Class II or Class III gaming not included in "Net Revenues (Gaming)," such as food and beverage, entertainment, and retail, less all non-gaming related Operating Expenses, excluding the Management Fee and less the retail value of Promotional Allowances, if any, and less the following revenues actually received by the Enterprise and included in Gross
Revenues:

                (i) any gratuities or service charges added to a customer's bill;

                (ii) any credits or refunds made to customers, guests or patrons;

                (iii) any sums and credits received by the Enterprise for lost or damaged merchandise;

                (iv) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, tourist taxes or charges received from patrons and passed on to a governmental or quasi governmental entity;

                (v) any proceeds from the sale or other disposition of furnishings and equipment or other capital assets;

                (vi) any fire and extended coverage insurance proceeds other than for business interruption;

                (vii) any condemnation awards other than for temporary condemnation;

Exhibit 10.10

                (viii)  any proceeds of financing or refinancing; and

                (ix)    any interest on bank account(s).

It is intended that this provision be consistent with 25 U.S.C. Section 2703(9).

        "Note" shall mean the promissory note or notes to be executed by the Enterprise and/or the Tribe pursuant to the Financing Agreements.

        "Operating Budget and Annual Plan" shall mean the operating budget and plan described in Section 3.9.

        "Operating Expenses" shall mean all expenses of the operation of the Enterprise, pursuant to GAAP, including but not limited to the following:

                (i) the payment of salaries, wages, and benefit programs for Enterprise Employees;

                (ii)    Operating Supplies for the Enterprise;

                (iii)   utilities;

                (iv) repairs and maintenance of the Facility (excluding Capital Replacements);

                (v)     interest on the Note;

                (vi) interest on installment contract purchases or other interest charges on debt approved by the Tribal Council;

                (vii)   insurance and bonding;

                (viii) advertising and marketing, including busing and transportation of patrons to the Facility;

                (ix)    accounting, legal and other professional fees;

                (x)     security costs;

                (xi) reasonable travel expenses for officers and employees of the Enterprise;

Exhibit 10.10

                (xii) lease payments for Furnishings and Equipment to the extent approved by the Tribe;

                (xiii)  costs of goods sold;

                (xiv) other expenses designated as Operating Expenses in accordance with the accounting standards as referred to in Section 3.19.3;

                (xv) expenses specifically designated as Operating Expenses in this Agreement;

                (xvi) depreciation and amortization of the Facility based on an assumed thirty (30) year life, and depreciation and amortization of all other assets in accordance with GAAP;

                (xvii)  recruiting and training expenses;

                (xviii) fees due to the NIGC under the IGRA;

                (xix) any required payments to the State or local governments made by or on behalf of the Enterprise or the Tribe pursuant to the Compact;

                (xx) license fees reflecting reasonable regulatory costs incurred by the Tribal Gaming Agency; and

                (xxi) any budgeted charitable contributions by the Enterprise which are approved by the Tribe.

        "Operating Supplies" shall mean food and beverages (alcoholic and nonalcoholic) and other consumable items used in the operation of the Facility, such as playing cards, tokens, chips, pull-tabs, bingo paper, plaques, fuel, soap, cleaning materials, matches, paper goods, stationery and all other similar items.

        "Option Date" shall have the meaning described in Section 10.10.

        "Pre-Opening Budget" shall have the meaning described in Section 3.8.

        "Pre-Opening Expenses" shall have the meaning described in Section 3.8.

        "Promotional Allowances" shall mean the retail value of complimentary food, beverages, merchandise, and tokens for gaming, provided to patrons as promotional items.

Exhibit 10.10

        "Property" shall mean the Tribe's "Indian lands" consisting of approximately of 240 acres of land located at 46-200 Harrison Place, Coachella, Riverside County CA 92236, pursuant to a declaration of trust by the United States of America dated May 18, 1978, recorded June 27, 1978 in the Official Records of Riverside County, California in Book 1978, Page 131619, more specifically described on Exhibit A attached hereto.

        "Relative" shall have the meaning described in Section 9.5.

        "Shortfall Amount" shall mean any amount necessary to pay Manager all or any portion of the Management Fee due but not paid to Manager as a result of a shortage of available funds.

        "State" shall refer to the State of California.

        "Term" shall mean the term of this Agreement as described in Section
2.2.

        "Transfer and Deposit Agreement" shall mean that certain Transfer and Deposit Agreement dated as of October 17, 2001 between the Enterprise and First National Bank, as Depository.

        "Tribal Council" shall mean the duly elected Tribal Council of the Tribe described in the Tribe's Articles of Association.

        "Tribal Gaming Authority" shall mean the Tribal body created pursuant to the Tribal Gaming Code to regulate the Class II and Class III Gaming of the Tribe in accordance with the Compact, the IGRA and the Tribal Gaming Code.

        "Tribal Gaming Code" shall mean the Gaming Ordinance adopted by the Tribe and approved by the Chairman of the NIGC regulating the conduct of gaming on tribal lands, as amended following the passage of Proposition 1A to permit Class III Gaming at the Facility in accordance with the Compact, together with the Tribal Gaming Commission Rules and Regulations.

        "Tribal Priority Distribution" shall mean (i) for the months of October through May, $650,000, and (ii) for the months of June through September, $200,000; provided, however, in no event shall the Tribal Priority Distribution be in excess of the amount of Excess Funds.

        "Tribal Resolution" shall have the meaning described in Section 2.9.

Exhibit 10.10

                                    SECTION 2
                                    COVENANTS

        In consideration of the mutual covenants contained in this Agreement, the parties agree and covenant as follows:

        2.1 Engagement of Manager. The Enterprise hereby retains and engages Manager as the exclusive manager of the Enterprise pursuant to the terms and conditions of this Agreement, and Manager hereby accepts such retention and engagement, subject to receipt of all necessary regulatory approvals.

        2.2 Term. The management services to be provided under this Agreement shall commence on the Commencement Date, and will terminate on the date which is the fifth anniversary of the Commencement Date. Upon the agreement of the Enterprise and Trump Hotels & Casino Resorts Development Company, LLC to commence development of a second wing to the hotel and related amenities, such as a spa, recreational vehicle park and/or truck facility, Manager shall be granted an additional two (2) year term of this Agreement; provided, however that the NIGC shall first have approved such extension of the term of this Agreement.

        2.3 Status of Property. The Tribe represents and covenants that it will maintain the Property throughout the Term as Indian Lands, eligible as a location upon which Class II and Class III Gaming can occur. The Tribe covenants, during the term hereof, that Manager shall and may peaceably have complete access to and presence in the Facility in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by the Tribe or by any other person or entity; provided, however, that such right of access to and presence in the Facility shall cease (i) in the event the Tribal Gaming Authority revokes any license issued by it to Manager which license is necessary for the lawful operation of the Facility by Manager, or (ii) upon the termination of this Agreement pursuant to its terms.

        2.4 Manager Compliance with Law; Licenses. Manager covenants that it will at all times comply with all Legal Requirements, including the Tribal Gaming Code, the IGRA, the Compact, California statutes, to the extent applicable, and any licenses issued under any of the foregoing. The Tribe shall not unreasonably withhold, delay, withdraw, qualify or condition such licenses as the Tribe is authorized to grant.

        2.5 Amendments to Tribal Gaming Code. The Tribe covenants that any amendments made to the Tribal Gaming Code will be a legitimate effort to ensure that gaming is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of the Enterprise. The adoption of any amendments to the Tribal Gaming Code or any other codes or resolutions that would materially and adversely affect Manager's rights under this Agreement shall be a Material Breach of this Agreement.

Exhibit 10.10

        2.6 Compliance with Compact. The parties shall at all times comply with the provisions of the Compact.

        2.7 Fire and Safety. Manager shall ensure that the Facility shall be constructed and maintained in compliance with all fire and safety statutes, codes, and regulations which would be applicable if the Facility were located outside of the jurisdiction of the Tribe although those requirements would not otherwise apply within that jurisdiction. Nothing in this Section shall grant any jurisdiction to the State of California or any political subdivision thereof over the Property or the Facility. The Tribe shall be responsible for arranging fire protection and police services for the Facility.

        2.8 Compliance with the National Environmental Policy Act. With the assistance of Manager, the Tribe shall supply the NIGC with all information necessary for the NIGC to comply with any regulations of the NIGC issued pursuant to the National Environmental Policy Act (NEPA).

        2.9 Satisfaction of Effective Date Requirements. Manager, the Enterprise and the Tribe each agree to cooperate and to use their best efforts to satisfy all of the conditions of the Effective Date at the earliest possible date. The Tribe shall adopt a resolution (the "Tribal Resolution") reciting that it is the governing law of the Tribe that the Management Agreement, the Financing Agreements and the exhibited documents attached thereto are the legal and binding obligations of the Tribe, valid and enforceable in accordance with their terms. Manager agrees to memorialize the satisfaction of each of the following requirements as well as the Effective Date in writings signed by Manager and delivered to the Tribe and to the Chairman of the NIGC: (i) Manager has satisfied itself as to the proper ownership and control of the Property, and that all of the Legal Requirements and other requirements for lawful conduct and operation of the Facility in accordance with this Agreement have been met and satisfied; and (ii) the satisfactory completion of all necessary and applicable feasibility studies required for the operation of the Facility.

        2.10 Commencement Date. Manager shall memorialize the Commencement Date in a writing signed by Manager and delivered to the Tribe and to the Chairman of the NIGC.

        2.11 Restrictions on Collateral Operations. During the term of this Agreement, Manager agrees that neither Manager nor a Manager Affiliate shall manage any gaming facilities located in San Bernardino, Ventura, Los Angeles, Orange, San Diego, Riverside, Santa Barbara or Imperial county, California without the written consent of the Tribe. During the term of this Agreement, the Tribe agrees that it shall not develop or operate any gaming facilities other than the Facility without the written consent of Manager.

                                    SECTION 3
                                BUSINESS AFFAIRS

Exhibit 10.10

        3.1 Manager's Authority and Responsibility. Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Facility and the operation of the Enterprise, including the establishment of operating days and hours. It is the parties' intention that the Facility be open twenty-four (24) hours daily, seven (7) days a week. Upon the Commencement Date, Manager shall be deemed to have the necessary power and authority with respect to the Facility to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement.

        The Tribe shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

        3.2 Duties of Manager. In managing, operating, maintaining and repairing the Facility, Manager's duties shall include, without limitation, the following:

                3.2.1 Physical Duties. Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Facility, including without limitation capital improvements, cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary.

                3.2.2 Compliance. Manager shall comply with all duly enacted statutes, regulations and codes of the State, the federal government, the Tribe and the Tribal Gaming Authority.

                3.2.3 Required Filings. Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal Revenue Service of the United States or under the Compact. Manager shall also comply with all applicable reporting and filing provisions of all other federal, State, and Tribal regulatory agencies.

                3.2.4 Contracts in the Name of the Enterprise and at Arm's Length. Contracts for the operations of the Facility shall be entered into in the name of the Enterprise, and signed by the General Manager. Any contract requiring an expenditure in any year in excess of Two Hundred Fifty Thousand ($250,000) Dollars shall be approved by the Enterprise, provided this provision shall be subject to the restrictions contained in Section 3.9.1 regarding the Operating Budget and Annual Plan. No contracts, of any amount, for the supply of goods or services to the Facility shall be entered into with an Affiliate of Manager unless that affiliation is disclosed to and approved by the Enterprise, and the contract terms are no less favorable for the Enterprise than could be obtained from a non-affiliated contractor. Notwithstanding anything to the contrary contained herein, contracts for the supply of any goods or services paid for entirely

Exhibit 10.10

by Manager may be provided by an Affiliate of Manager, provided that payments on such contracts shall not constitute Operating Expenses and shall be the sole responsibility of Manager and the Enterprise shall be notified of any such contracts. Nothing contained in this Section 3.2.4 shall be deemed to be or constitute a waiver of the Tribe's sovereign immunity.

                3.2.5 Facility Operating Standards. Manager shall operate the Facility in a proper, efficient and competitive manner in compliance with all applicable provisions of the Compact and the standards promulgated by the NIGC at 25 C.F.R. Section 542.1 et seq., as in effect at any time.

        3.3 Security. Manager shall provide for appropriate security for the operation of the Facility. All aspects of the Facility security shall be the responsibility of Manager. All security officers shall be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be an Operating Expense.

        3.4 Damage, Condemnation or Impossibility of the Facility. If, during the term of this Agreement, the Facility is damaged or destroyed by fire, war, or other casualty, or by an Act of God, or is taken by condemnation or sold under the threat of condemnation, or if Gaming on the Property is prohibited as a result of a decision of a court of competent jurisdiction or by operation of any applicable legislation, Manager shall have the following options:

                3.4.1 Recommencement of Operations. If Gaming on the Property is prohibited by Legal Requirements, Manager shall have the option to continue its interest in this Agreement and, with the approval of the Tribe, to commence or recommence the operation of Gaming at the Facility if, at some point during the Term of this Agreement, such commencement or recommencement shall be legally and commercially feasible.

                3.4.2 Repair or Replacement. If the Facility is damaged, destroyed or condemned so that Gaming can no longer be conducted at the Facility, the Facility shall be reconstructed if the insurance or condemnation proceeds are sufficient to restore or replace the Facility to a condition at least comparable to that before the casualty occurred. If Manager elects to reconstruct the Facility and if the insurance proceeds or condemnation awards are insufficient to reconstruct the Facility to such condition, Manager may, in its sole discretion, supply such additional funds as are necessary to reconstruct the Facility to such condition and such funds shall, with the prior consent of the Tribe and the BIA or NIGC, as appropriate, constitute a loan to the Enterprise, secured by the revenues from the Facility and repayable upon such terms as may be agreed upon by the Enterprise and Manager. If the insurance proceeds are not sufficient and are not used to repair the Facility, the Enterprise and Manager shall jointly adjust and settle any and all claims for such insurance proceeds or condemnation awards, and such proceeds or award shall be applied first, to the amounts due under the Note (including principal and interest); second, any other loans; third, any undistributed Net Revenues pursuant to Section 5 of this Agreement; and fourth, any surplus shall be distributed to the Tribe.

Exhibit 10.10

                3.4.3 Other Business Purposes. Manager shall have the option to use the Facility for other purposes reasonably incidental to Class II and Class III Gaming, provided the Enterprise has approved such purposes (which approval shall not be unreasonably withheld). For any purpose other than Gaming, Manager shall obtain all approvals necessary under applicable law.

                3.4.4 Termination of Gaming. Manager shall have the option at any time within a sixty (60) day period following the cessation of Gaming on the Property to notify the Enterprise in writing that it is terminating operations under this Agreement, in which case Manager shall retain any rights Manager may have to undistributed Net Revenues pursuant to Section 5 of this Agreement and rights to repayments of amounts owed to it. If Manager does not elect to terminate this Agreement, it may take whatever action may be necessary to reduce expenses during such termination of Gaming.

                3.4.5 Tolling of the Agreement. If, after a period of cessation of Gaming on the Property, the recommencement of Gaming is possible, and if Manager has not terminated this Agreement under the provisions of Section 3.4.4, the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation period.

        3.5 Alcoholic Beverages and Tobacco Sales. No Tribal legislation prohibiting the sale of tobacco and/or alcoholic beverages is now in force, and no such legislation will be enacted during the term of this Agreement. The Tribe agrees to enact any Tribal legislation necessary to allow sale of alcoholic beverages or tobacco products in the facility. The Enterprise and Manager mutually agree to include sale of tobacco and alcoholic beverages within the Facility to the fullest extent allowed by the Compact.

        3.6     Employees.

                3.6.1 Manager's Responsibility. Manager shall have, subject to the terms of this Agreement, the exclusive responsibility and authority to direct the selection, control and discharge of all employees performing regular services for the Enterprise in connection with the maintenance, operation, and management of the Facility and any activity upon the Property; and the sole responsibility for determining whether a prospective employee is qualified and the appropriate level of compensation to be paid; provided, however, the Tribal Gaming Authority shall have sole and exclusive control over the licensing of employees or prospective employees of the Enterprise, and the compliance by such employees with the conditions of their license.

                3.6.2 Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by the Enterprise. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the employees of the

Exhibit 10.10

Enterprise, which will include procedures for the resolution of disputes between Manager and Enterprise Employees. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved in the same manner as the original Enterprise Employee Policies. All such actions shall comply with applicable Tribal law.

                3.6.3 Employees. The selection by the Manager of the General Manager, Chief Financial Officer, Director of Human Resources and Public Safety Director of the Enterprise shall be subject to the approval of the Enterprise, which approval shall not be unreasonably withheld. Manager shall provide the Tribal Council with sufficient information to adequately evaluate all recommendations for employment in the positions of General Manager, Chief Financial Officer, or Security Director. The terms of employment of the Enterprise Employees shall be structured as though all labor, employment, and unemployment insurance laws applicable in California employees would also apply to Enterprise Employees. The Enterprise agrees to take no action to impede, supersede or impair such treatment.

                3.6.4 Off-Site Employees. Subject to approval of the Enterprise, Manager shall also have the right to use employees of Manager and Manager's Affiliates not located at the Facility to provide services to the Enterprise ("Off-Site Employees"). All expenses, costs (including, but not limited to, salaries and benefits, but excluding pension, retirement, severance or similar benefits), which are related to such Off-Site Employees shall be paid by Manager.

                3.6.5 No Manager Wages or Salaries. Neither Manager nor Manager's Affiliates nor any of their officers, directors, shareholders, or employees shall be compensated by wages from or contract payments by the Enterprise for their efforts or for any work which they perform under this Agreement, other than repayments of advances and the Management Fee to be paid to Manager under Section 5.1. Nothing in this subsection shall restrict the ability of an employee of the Enterprise to purchase or hold stock in Manager, or Manager's Affiliates where (i) such stock is publicly held, and (ii) such employee acquires, on a cumulative basis, less than five (5%) percent of the outstanding stock in the corporation.

                3.6.6 Employee Background Checks. A background investigation shall be conducted by the Tribal Gaming Authority in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable, and in all events within the time necessary to enable the Tribal Gaming Authority to forward a report on such applicant for employment pursuant to 25 C.F.R. Section 556.5(b) within the 60 day time period provided in 25 C.F.R. Section 558.3(b). No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Gaming, or to the gaming licenses of Manager or any of its Affiliates, or to create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of Gaming, shall knowingly be employed by Manager, the Enterprise, or the Tribe.

Exhibit 10.10

        The background investigation procedures employed by the Tribal Gaming Authority shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager and its Affiliates. Any cost associated with obtaining background investigations of the Manager, the Enterprise, or the Tribe for the Tribal Gaming Authority shall constitute an Operating Expense; costs associated with obtaining background investigations of Manager for the NIGC shall be paid by Manager.

                3.6.7 Indian Preference, Recruiting and Training. Manager shall offer employment in the Enterprise to all employees in good standing of the Class II gaming facility operated by the Tribe prior to the Commencement Date. For additional employment needs, Manager shall, during the term of this Agreement, to the extent permitted by applicable law, including but not limited to the Indian Civil Rights Act, 25 U.S.C. Section 1301 et seq., and the Compact, give preference in recruiting, training and employment to qualified members of a Native American Tribe recognized by the Federal government or the State of California, their spouses and children in all job categories of the Enterprise. Manager shall:

                        (i) conduct job fairs and skills assessment meetings for Native Americans;

                        (ii) abide by any duly enacted Tribal preference laws;

                        (iii) in consultation with and subject to the approval of the Tribe, develop a management training program for Native Americans. This program shall be structured to provide appropriate training for those participating to assume full managerial control at the conclusion of the Term of this Agreement;

                        (iv) train and hire, to the maximum extent permitted by law, members of the local communities where the Facility is located. Whenever possible, Enterprise jobs shall be filled by Native Americans and persons living within Riverside County. Final determination of the qualifications of Native Americans and all other persons for employment shall be made by Manager, subject to any licensing requirements of the Tribe Gaming Authority.

                3.6.8 Goals and Remedies. All hiring for the Enterprise shall be done by Manager, based on the hiring policies established by the Enterprise in consultation with Manager.

                3.6.9 Removal of Employees. Manager will act in accordance with the Enterprise Employee Policies with respect to the discharge, demotion or discipline of any Enterprise Employee.

        3.7     Marketing.

Exhibit 10.10

                3.7.1 Nature of Marketing Services. The services described in this Section 3.7 ("Marketing Services") shall be provided by Manager.

                3.7.2 Marketing Services. Manager shall provide the following Marketing Services:

                        (i) provide a Marketing Director and adequate staff to implement the Marketing Plan; said Marketing Director and staff to be employees of the Enterprise;

                        (ii) upon the later of (a) ninety (90) days prior to the scheduled opening date of the Facility and (b) fifteen (15) days following the Effective Date, Manager shall have prepared a Marketing Plan for the Facility;

                        (iii) the Marketing Plan shall include provisions for the Facility opening, public relations, community relations, electronic and print media advertising, industry advertising and relations, employee marketing programs, promotional programs, entertainment and hospitality marketing and advertising, group sales, special events, tour sales, and any and all other related or required components of a complete marketing program sufficient to maximize the Facility's position in the local market; and

                        (iv) Manager shall be responsible for the placement of advertising for the Facility consistent with the Marketing Plan.

        3.8 Pre-Opening. Upon the later of (a) six (6) months prior to the scheduled Commencement Date and (b) fifteen (15) days following the Effective Date, Manager shall commence implementation of a pre-opening program which shall include all activities necessary to financially and operationally prepare the Facility for opening. To implement the pre-opening program, Manager shall prepare a comprehensive pre-opening budget which shall be submitted to the Enterprise for its approval upon the later of (x) seven (7) months prior to the scheduled Commencement Date and (y) fifteen (15) days following the Effective Date ("Pre-Opening Budget"). The Pre-Opening Budget sets forth expenses which Manager anticipates to be necessary or desirable in order to prepare the Facility for the Commencement Date, including without limitation, cash for disbursements, Furnishings and Equipment and Operating Supplies, hiring, training, relocation and temporary lodging of employees, advertising and promotion, office overhead and office space (whether on or off the Property), and travel and business entertainment (including opening celebrations and ceremonies) ("Pre-Opening Expenses"). The Enterprise recognizes that the Pre-Opening Budget has been prepared well in advance of the Commencement Date and is intended only to be a reasonable estimate, subject to variation due to a number of factors, some of which will be outside of Manager's control (e.g., the time of completion, inflationary factors and varying conditions for the goods and services required). The Enterprise agrees that the Pre-Opening Budget may be modified from time to time, subject

Exhibit 10.10

to approval of the Enterprise in accordance with the procedure established by
Article 3.9 of this Agreement for adjustments to the Operating Budget and Annual Plan.

        3.9 Operating Budget and Annual Plan. Manager shall, prior to the scheduled Commencement Date, submit to the Enterprise, for its approval, a proposed Operating Budget and Annual Plan for the remainder of the current Fiscal Year. Thereafter, Manager shall, not less than sixty (60) days prior to the commencement of each full or partial Fiscal Year, submit to the Enterprise, for its approval, a proposed Operating Budget and Annual Plan for the ensuing full or partial Fiscal Year, as the case may be. The Operating Budget and Annual Plan shall include a projected income statement, balance sheet, and projection of cash flow for the Enterprise, with detailed justifications explaining the assumptions used therein. Included with the Operating Budget and Annual Plan shall be a schedule of repairs and maintenance (other than Capital Replacements), a business and marketing plan for the Fiscal Year, and the Minimum Balance which must remain in the Enterprise Bank Accounts and the House Bank as of the end of each month during the Fiscal Year to assure sufficient monies for working capital purposes, the House Bank and other expenditures authorized under the Operating Budget and Annual Plan.

The Operating Budget and Annual Plan for the Facility will be comprised of the following:

                (i) a statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues and Operating Expenses for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each month of the subject Fiscal Year;

                (ii) either as part of the statement of the estimated income and expenses referred to in the preceding clause (i), or separately, budgets (and timetables and requirements of Manager) for:

                        (a)     repairs and maintenance;

                        (b)     Capital Replacements;

                        (c)     Furnishings and Equipment;

                        (d) advertising and business promotion programs for the Facility;

                        (e)     the estimated cost of Promotional Allowances;
and

                (iii)   a business and marketing plan for the subject Fiscal
Year.

Exhibit 10.10

        The Enterprise's approval of the Operating Budget and Annual Plan shall not be unreasonably withheld or delayed. Manager shall meet with the Enterprise to discuss the proposed Operating Budget and Annual Plan and the Enterprise's approval shall be deemed given unless a specific written objection thereto is delivered by the Enterprise to Manager within thirty (30) days after Manager and the Enterprise have met to discuss the proposed Operating Budget and Annual Plan. If the Enterprise for any reason shall fail to meet with Manager to discuss a proposed Operating Budget and Annual Plan, the Enterprise shall be deemed to have consented unless a specific written objection is delivered to Manager within fifteen (15) days after the date the proposed Operating Budget and Annual Plan is submitted to the Enterprise. The Enterprise shall review the Operating Budget and Annual Plan on a line-by-line basis. To be effective, any notice which disapproves a proposed Operating Budget and Annual Plan must contain specific objections in reasonable detail to individual line items.

        If the initial proposed Operating Budget and Annual Plan contains any disputed budget item(s), the Enterprise and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event the Enterprise and Manager are not able to reach mutual agreement concerning any disputed or objectionable item(s) prior to the commencement of the applicable fiscal year, the undisputed portions of the proposed Operating Budget and Annual Plan shall be deemed to be adopted and approved and the corresponding line item(s) contained in the Operating Budget and Annual Plan for the preceding fiscal year shall be adjusted as set forth herein and shall be substituted in lieu of the disputed item(s) in the proposed Operating Budget and Annual Plan. Those line items which are in dispute shall be determined by increasing the preceding fiscal year's actual expense for the corresponding line items by an amount determined by Manager which does not exceed the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, Los Angeles-Riverside-Orange County Average, all items (1982-1984 = 100) for the Fiscal Year prior to the Fiscal Year with respect to which the adjustment to the line item(s) is being calculated or any successor or replacement index thereto. The resulting Operating Budget and Annual Plan obtained in accordance with the preceding sentence shall be deemed to be the Operating Budget and Annual Plan in effect until such time as Manager and the Enterprise have resolved the items objected to by the Enterprise.

                3.9.1   Adjustments to Operating Budget and Annual Plan.
Manager may, after notice to and approval by the Enterprise, revise the Operating Budget and Annual Plan from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include additional, unanticipated items of expense. Manager may, after notice to the Enterprise, reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Operating Budget and Annual Plan as Manager deems necessary, provided that the total adjustments to the Operating Budget and Annual Plan shall not exceed one hundred ten percent (110%) of the aggregate approved Operating Budget and Annual Plan without approval of the Enterprise. Manager shall submit a revision of the Operating Budget and Annual Plan to the Tribe for review on a quarterly basis. In addition, in the event actual Gross Revenues for any period are greater than those provided for

Exhibit 10.10

in the Operating Budget and Annual Plan, the amounts approved in the Operating Budget and Annual Plan for guest services, food and beverage, telephone, utilities, marketing and the repair and maintenance of the Facility for any month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Gross Revenue for such month bears to the projected Gross Revenue for such month. The Enterprise acknowledges that the Operating Budget and Annual Plan is intended only to be a reasonable estimate of the Facility's revenues and expenses for the ensuing Fiscal Year. Manager shall not be deemed to have made any guarantee concerning projected results contained in the Operating Budget and Annual Plan.

        3.10 Capital Budgets; Permitted Hotel Debt. Manager shall, prior to the Commencement Date and thereafter, not less than sixty (60) days prior to the commencement of each fiscal year, or partial fiscal year after the Commencement Date, submit to the Enterprise a recommended capital budget (the "Capital Budget") describing the present value, estimated useful life and estimated replacement costs for the ensuing full or partial year, as the case may be, for the physical plant, furnishings, equipment, and ordinary capital replacement items, all of which are defined to be any items, the cost of which is capitalized and depreciated, rather than expensed, using GAAP ("Capital Replacements") as shall be required to operate the Facility in accordance with sound business practices. Capital Replacements in the Capital Budget in an aggregate sum equal to or less than the sum of the Capital Replacement Reserve for the Fiscal Year shall be approved by the Enterprise; and any amounts in excess of the Capital Replacement Reserve for the Fiscal Year shall be subject to approval of the Enterprise in its sole discretion. The Enterprise and Manager shall meet to discuss the proposed Capital Budget and the Enterprise shall be required to make specific written objections to a proposed Capital Budget in the same manner and within the same time periods specified in Section 3.9 with respect to an Operating Budget and Annual Plan. The Enterprise shall not unreasonably withhold or delay its consent. Unless the Enterprise and Manager otherwise agree, Manager shall be responsible for the design and installation of Capital Replacements, subject to the Enterprise's approval. The Enterprise shall not incur any indebtedness to finance or refinance the development of a hotel in connection with the operation of the Enterprise unless the payment obligations of the Enterprise with respect to such indebtedness is contractually subordinated to the payment of the Management Fee upon terms and conditions satisfactory to Manager.

        3.11 Capital Replacements. The Enterprise shall effect and expend such amounts for any Capital Replacements as shall be required, in the course of the operation of the Facility, to maintain, at a minimum, the Facility in compliance with any Legal Requirements and to comply with Manager's recommended programs for renovation, modernization and improvement intended to keep the Facility competitive in its market, to maintain industry standards; or to correct any condition of an emergency nature, including without limitation, maintenance, replacements or repairs which are required to be effected by the Enterprise, which in Manager's sole discretion requires immediate action to preserve and protect the Facility, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of the Facility's guests or employees (an "Emergency Condition"); provided, however, that the

Exhibit 10.10

Enterprise shall be under no obligation to fund Capital Replacements in aggregate amount greater than its periodic required contributions to the Capital Replacement Reserve described in Section 3.12. Manager is authorized to take all steps and to make all expenditures from the Working Capital Account, described at Section 3.17.1 (in the case of non-capitalized repairs and maintenance), or Capital Replacement Reserve Account, described at Section 3.12, (in the case of expenditures for Capital Replacements) as it deems necessary to repair and correct any Emergency Condition, regardless whether such provisions have been made in the Capital Budget or the Operating Budget and Annual Plan for any such expenditures; or the cost thereof may be advanced by Manager and reimbursed from future revenues. Design and installation of Capital Replacements shall be effected in a time period and subject to such conditions as the Enterprise may establish to minimize interference with or disruption of ongoing operations.

        3.12 Capital Replacement Reserve. Manager shall establish a Capital Replacement Reserve on the books of account of the Facility, and an account (the "Capital Replacement Reserve Account") in the Enterprise's name at a bank designated by the Enterprise in accordance with Section 3.17.1 of this Agreement. All amounts in the Capital Replacement Reserve Account shall be invested in interest bearing investments in accordance with the Enterprise Investment Policy approved by the Enterprise, attached hereto as Exhibit C to the extent that availability of funds, when required, is not thereby impaired. Interest earned on amounts deposited in the Capital Replacement Reserve Account shall be credited to the Capital Replacement Reserve and shall be available for payment of expenditures for Capital Replacements to the Facility. Manager shall draw on the Capital Replacement Reserve Account for Capital Replacements to purchase those items included in the Capital Budget approved by the Enterprise or such emergency additions, repairs or replacements as shall be required to correct an Emergency Condition or to comply with operating standards.

        3.13 Periodic Contributions to Capital Replacement Reserve. In accordance with Section 5.4 of this Agreement, Manager shall make monthly deposits into the Capital Replacement Reserve Account in amounts equivalent to an annual rate of two percent (2%) of Net Revenues during the first two (2) years of the Term of this Agreement after the Commencement Date and equivalent to an annual rate of three percent (3%) of Net Revenues during the remainder of the Term. If any adjustment of Net Revenues is made as a result of an audit or for other accounting reasons, a corresponding adjustment in the Capital Replacement Reserve Account deposit shall be made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Facility, and the proceeds of any insurance received in reimbursement for any items previously paid for from the Capital Replacement Reserve, shall be deposited into the Capital Replacement Reserve Account upon receipt.

        3.14 Use and Allocation of Capital Replacement Reserve. Any expenditures for Capital Replacements which have been budgeted and previously approved may be paid from the Capital Replacement Reserve Account without further approval from the Enterprise. Any amounts remaining in the Capital Replacement Reserve Account at the close of any year shall be carried forward and retained in the Capital Replacement Reserve Account until fully used. If

Exhibit 10.10

amounts in the Capital Replacement Reserve Account at the end of any year plus the anticipated contributions to the Capital Replacement Reserve Account for the next ensuing year are not sufficient to pay for Capital Replacements authorized by the Capital Budget for such ensuing year, then funds in the amount of the projected deficiency may be advanced by Manager to be repaid to Manager pursuant to Section 5.4 of this Agreement as a Manager Advance.

        3.15 Contracting. In entering contracts for the supply of goods and services for the Facility, Manager shall give preference to qualified members of the Tribe, their spouses and children, and qualified business entities certified by the Tribe to be controlled by members of the Tribe.

        "Qualified" shall mean a member of the Tribe, a member's spouse or children, or a business entity certified by the Tribe to be controlled by members of the Tribe, who or which is able to provide services at competitive prices, has demonstrated skills and abilities to perform the tasks to be undertaken in an acceptable manner, in Manager's opinion, and can meet the reasonable bonding and/or financial requirements of Manager.

        3.16 Internal Control Systems. Manager shall install systems for monitoring of all funds (the "Internal Control Systems"), which systems shall comply with all Legal Requirements, and shall be submitted to the Enterprise and the Tribal Gaming Authority for approval in advance of implementation, which approval shall not be unreasonably withheld. The Enterprise shall have the right to retain an auditor to review the adequacy of the Internal Control Systems prior to the Commencement Date. If the Enterprise elects to exercise this right, the cost of such review shall be a Pre-Opening Expense. Any significant changes in such systems after the Commencement Date also shall be subject to review and approval by the Tribal Gaming Authority in advance of implementation. The Tribal Gaming Authority and Manager shall have the right and duty to maintain and police the Internal Control Systems in order to prevent any loss of proceeds from the Facility. The Tribal Gaming Authority shall have the right to inspect and oversee the Internal Control System at all times. Manager shall install a closed circuit television system to be used for monitoring all cash handling activities of the Facility sufficient to meet all Legal Requirements.

        3.17    Banking and Bank Accounts.

                3.17.1 Enterprise Bank Accounts. The Enterprise shall select a bank or banks for the deposit and maintenance of funds and shall establish in such bank or banks accounts as Manager deems appropriate and necessary in the course of business and as consistent with this Agreement, including, but not limited to, a Depository Account, Disbursement Account, a Working Capital Account and a Capital Replacement Reserve Account ("Enterprise Bank Accounts"). Establishment of any Enterprise Bank Account shall be subject to the approval of the Enterprise. The sum of money agreed upon by the Manager and the Enterprise to be maintained in the Working Capital Account to serve as working capital for Facility operations, shall include all sums needed for the House Bank, all sums needed to accrue

Exhibit 10.10

for payment of expenses not paid on a monthly basis, and all sums needed to be reserved taking into account anticipated cash flow and Operating Expenses of the Facility based upon, among other things, seasonality (the "Minimum Balance"). The Manager may increase the Minimum Balance, in Manager's sole discretion, at any time during the first year following the Commencement Date to reflect unanticipated working capital needs revealed by actual Facility operations, and during the first and subsequent years to account for the seasonality of business operations. Attached hereto as Exhibit E is the form of Irrevocable Banking Instructions to be executed by the Enterprise with regard to each Enterprise Bank Account and to be in effect during the Term of this Agreement, other than with respect to the accounts maintained by the Enterprise with the "Collection Bank" and the "Depository Bank" pursuant to the Transfer and Deposit Agreement. Prior to the Commencement Date, the Enterprise shall transfer to the Working Capital Account an amount equal to the initial Minimum Balance. In the event the revenue of the Facility is insufficient at any time to maintain the Minimum Balance after the payment of Operating Expenses, the Enterprise shall transfer to the Working Capital Account funds in an amount equal to the difference between the Minimum Balance and the cash balance of the Working Capital Account prior to such transfer. The parties agree that so long as the Transfer and Deposit Agreement shall be in effect, the "Accounts" specified therein shall constitute the Disbursement Account of the Enterprise.

                3.17.2 Daily Deposits to Depository Account. Manager shall collect all gross revenues and other proceeds connected with or arising from the operation of the Facility, the sale of all products, food and beverage, and all other activities of the Facility and deposit the related cash, other than reasonably required cage cash and petty cash, daily into the Depository Account at least once during each twenty-four (24) hour period. All money received by the Facility on each day that it is open must be counted at the close of operations for that day or at least once during each twenty-four (24) hour period. Manager agrees to obtain a bonded transportation service to effect the safe transportation of the daily deposit to the bank, which expense shall constitute an Operating Expense.

                3.17.3 Disbursement Account. Manager shall, consistent with and pursuant to the approved annual Operating Budget and Annual Plan, have responsibility and authority for making or otherwise authorizing all payments for Operating Expenses, debt service, Management Fees, and disbursements to the Tribe from the Disbursement Account in accordance with the provisions of Section 5.

                3.17.4 Transfers Between Accounts. Manager has the authority to transfer funds from and between the Enterprise Bank Accounts to the Disbursement Account in order to pay Operating Expenses and to pay debt service pursuant to the Financing Agreements and Note, to invest funds in accordance with the Enterprise Investment Policy and to pay the fees payable to Manager and distributions to the Tribe pursuant to this Agreement.

        3.18 Insurance. Manager, on behalf of the Tribe and the Enterprise, shall arrange for, obtain and maintain, or cause its agents to maintain, with responsible insurance

Exhibit 10.10

carriers licensed to do business in the State of California, insurance satisfactory to Manager and the Enterprise covering the Facility and the operations of the Enterprise, naming the Tribe, the Enterprise, Manager, and Manager's Affiliates as insured parties, in at least the amounts which are set forth in Exhibit F.

        3.19    Accounting and Books of Account.

                3.19.1 Statements. Manager shall prepare and provide operating statements to the Enterprise on a monthly, quarterly, and annual basis. The operating statements shall comply with all Legal Requirements and shall include an income statement, statement of cash flows, and balance sheet for the Enterprise. Such statements shall include the Operating Budget and Annual Plan and Capital Budget projections as comparative statements, and which, after the first full year of operation, will include comparative statements from the comparable period for the prior year of all revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection with the Facility.

                3.19.2 Books of Account. Manager shall maintain full and accurate books of account at an office in the Facility. The Enterprise and the Tribe shall have the right to immediate access to the daily operations of the Facility and shall have the unlimited right to inspect, examine, and copy all such books and supporting business records. Any such copies are to be considered confidential and proprietary and shall not be divulged to any third parties without the express written permission of the Enterprise. Such rights may be exercised through the Tribal Gaming Agency or through an agent, employee, attorney, or independent accountant acting on behalf of the Tribe or the Enterprise.

                3.19.3 Accounting Standards. Manager shall maintain the books and records reflecting the operations of the Facility in accordance with the accounting practices of Manager in conformity with Generally Accepted Accounting Principles consistently applied and shall adopt and follow the fiscal accounting periods utilized by Manager in its normal course of business (i.e., a month, quarter and year prepared in accordance with the Enterprise Fiscal Year). The accounting systems and procedures shall comply with Legal Requirements and, at a minimum:

                        (i) include an adequate system of internal accounting controls;

                        (ii) permit the preparation of financial statements in accordance with generally accepted accounting principles;

                        (iii)   be susceptible to audit;

                        (iv) permit the calculation and payment of the Management Fee described in Section 5;

Exhibit 10.10

                        (v) provide for the allocation of operating expenses or overhead expenses among the Tribe, the Enterprise, and any other user of shared facilities and services; and

                        (vi) allow the Enterprise, the Tribe and the NIGC to calculate the annual fees required under 25 C.F.R. Section 514.1.

                3.19.4 Annual Audit. An independent certified public accounting firm of national recognition engaged by the Enterprise or the Tribe shall perform an annual audit of the books and records of the Enterprise and of all contracts for supplies, services or concessions reflecting Operating Expenses. The BIA and the NIGC shall also have the right to perform special audits of the Enterprise on any aspect of the Enterprise at any time without restriction. The costs incurred for such audits shall constitute an Operating Expense. Such audits shall be provided by the Tribe or the Enterprise, as the case may be, to all applicable federal and state agencies, as required by law, and may be used by Manager for reporting purposes under federal and state securities laws, if required.

        3.20 Retail Shops and Concessions. With respect to the operation of the shops and concessions located within the Facility, the Enterprise shall approve in advance in writing the specific type or types of shops or concessions proposed by Manager to be authorized for inclusion in the Facility.

                                    SECTION 4
                                     LIENS

        4.1 Liens Subject to the exceptions hereinafter stated in Section 5.1, the Tribe and the Enterprise specifically warrant and represent to Manager that during the term of this Agreement neither the Tribe nor the Enterprise shall act in any way whatsoever, either directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Property or the Facility, other than the Lender, or to allow any person or entity to obtain any interest in this Agreement without the prior written consent of Manager, and, where applicable, consent from the United States. Manager specifically warrants and represents to the Tribe and the Enterprise that during the term of this Agreement Manager shall not act in any way, directly or indirectly, to cause any person or entity to become an encumbrancer or lienholder of the Property or the Facility, or to obtain any interest in this Agreement without the prior written consent of the Tribe or the Enterprise, and, where applicable, the United States. The Tribe, the Enterprise and Manager shall keep the Facility and Property free and clear of all enforceable mechanics' and other enforceable liens resulting from the construction of the Facility and all other enforceable liens which may attach to the Facility or the Property, which shall at all times remain the property of the United States in trust for the Tribe. If any such lien is claimed or filed, it shall be the duty of Manager, utilizing funds of the Enterprise, to discharge the lien within thirty (30) days after having been given written notice of such claim, either by payment to the claimant, by the posting of a bond and the payment into the court of the amount necessary to

Exhibit 10.10

relieve and discharge the Property from such claim, or in any other manner which will result in the discharge or stay of such claim.

        4.2 Exceptions. The Enterprise shall have the right to grant security interests in Facility revenues, as well as first priority security interests in any Facility assets other than personal property purchased with the proceeds of the Loan, but only if such security interests are granted to secure loans made to and for the benefit of the Enterprise.

                                    SECTION 5
          MANAGEMENT FEE, REIMBURSEMENTS AND DISBURSEMENTS BY MANAGER

        5.1 Management Fee. In consideration of the services rendered by Manager pursuant to this Agreement, Manager shall be entitled to an annual Management Fee equal to thirty (30%) percent of Net Revenues per each Fiscal Year. The Management Fee shall be payable monthly in an amount equal to the accrued Management Fee for the preceding month plus any Shortfall Amount. Notwithstanding anything contained in this Agreement to the contrary, Manager shall not be entitled to any compensation for providing management services pursuant to this Agreement other than the annual Management Fee.

        5.2 Disbursements for Operating Expenses. Each month, Manager shall, for and on behalf of the Enterprise, cause funds to be disbursed from the Disbursement Account, to the extent available, to pay Operating Expenses due and payable. So long as the Transfer and Deposit Agreement shall be in effect, such disbursements shall be from the "Operating Account" specified therein.

        5.3 Disbursements for Debt Service. After the disbursements pursuant to Section 5.2, Manager shall, for and on behalf of the Enterprise, disburse funds from the Disbursement Account, to the extent available, to pay debt service due and payable in accordance with the Loan Agreement. Thereafter, Manager shall, for and on behalf of the Enterprise, cause funds to be disbursed from the Disbursement Account, to the extent available, to pay debt service due and payable in accordance with Financing Agreements other than the Loan Agreement in accordance with the payment priorities specified in the Loan Agreement and the Financing Agreements. So long as the Transfer and Deposit Agreement shall be in effect, such disbursements shall be from the "Debt Service Account," "Permitted Equipment Debt Account," and "Permitted Other Debt Account" specified therein, respectively.

        5.4 Payment of Fees and Tribal Disbursement. Within twenty-one (21) days after the end of each calendar month of operations, Manager shall calculate Gross Revenues, Operating Expenses, and Net Revenues of the Facility for the previous month's operations and the year's operations to date.

                5.4.1 Disbursements Pursuant to Transfer and Deposit Agreement. After the disbursements pursuant to Sections 5.2 and 5.3, so long as the Transfer and Deposit

Exhibit 10.10

Agreement shall be in effect, Manager shall cause funds to be disbursed from the Enterprise Bank Account(s) in accordance with the provisions of Section 3.6, 3.7 and 3.8 thereof. Funds released to the Enterprise pursuant to Section 3.8(d) of the Transfer and Deposit Agreement ("Excess Funds") shall be applied in the following order:

                        (i) an amount necessary to maintain the Minimum Balance shall be deposited in the Working Capital Account;

                        (ii) amounts specified to fund the Capital Replacement Reserve pursuant to Section 3.13 shall be deposited in the Capital Replacement Reserve Account;

                        (iii) an amount equal to any Manager Advance shall be disbursed to the Manager; and

                        (iv) the balance of Excess Funds shall be disbursed to the Enterprise.

                5.4.2 Disbursements Other Than Pursuant to Transfer and Deposit Agreement. In the event the Transfer and Deposit Agreement shall no longer be in effect, after the disbursements pursuant to Sections 5.2 and 5.3, Manager shall cause the funds remaining in the Enterprise Bank Account(s) ("Excess Funds") to be applied in the following order:

                        (i) the Minimum Guaranteed Monthly Payment described in Section 5.5 shall be disbursed to the Tribe;

                        (ii) an amount necessary to maintain the Minimum Balance shall be deposited in the Working Capital Account;

                        (iii) Capital Replacement Reserve contributions as described in Section 3.13 shall be deposited in the Capital Replacement Reserve Account;

                        (iv) Such amount as is necessary to reimburse Manager for any outstanding Manager Advance shall be disbursed to the Manager;

                        (v) the Tribal Priority Distribution shall be disbursed to the Tribe;

                        (vi) the Management Fee shall be disbursed to the Manager, together with any outstanding Shortfall Amount;

                        (vii) after disbursement of the Management Fee and any Shortfall Amount, all remaining Excess Funds shall be distributed to the Enterprise.

                5.4.3 Shortfall Amounts and Manager Advances. Shortfall Amounts due Manager and Manager Advances shall be paid at such time as sufficient Excess Funds exist

Exhibit 10.10

to pay such Shortfall Amounts or Manager Advances in accordance with Section 5.4, notwithstanding that such Shortfall Amount may have been incurred or Manager Advance may have been made in a prior fiscal year; provided, however, that the Enterprise shall be under no obligation to pay any Shortfall Amount that may be outstanding upon the expiration of the Term of this Agreement.

        5.5 Minimum Guaranteed Monthly Payment. Manager shall pay the Tribe from Net Revenues Fifty Thousand ($50,000) Dollars per month (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the Term in accordance with Section 5.4. The Minimum Guaranteed Monthly Payment shall have preference over the retirement of development and construction costs of the Facility. The Minimum Guaranteed Monthly Payment shall be payable to the Tribe in arrears on the twenty-first
(21st) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Management Fee. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. Minimum Guaranteed Monthly Payments shall be charged against the Tribe's distribution of Net Revenues for each month provided, however, where the Net Revenues in a given month are less than Fifty Thousand ($50,000) Dollars, Manager shall advance the funds necessary to compensate for the deficiency from its own funds. In the event Class II and/or Class III gaming is suspended for any portion of a month, the Guaranteed Monthly Payment shall be prorated and payable for the portion of the month during which gaming was conducted at the Facility. No Minimum Guaranteed Monthly Payment shall be owed for a month in the event Class II and/or Class III gaming is suspended or terminated at the Facility pursuant to Section 3.4 for the entire month. The obligation of Manager to make Minimum Guaranteed Monthly Payments shall cease upon termination of this Agreement. Except as provided in the preceding sentence of this Section 5.5, Manager's obligation to pay the Tribe the Minimum Guaranteed Monthly Payment is unconditional, and shall not be affected by the actual level of funds generated by the Facility.

        5.6 Distribution of Excess Funds. The distributions of Excess Funds to the Enterprise pursuant to this Section 5 shall be deposited in the Enterprise's bank account specified by the Enterprise in a notice to Manager pursuant to Section 8.2.

        5.7 Manager Guaranty. Manager shall guarantee the obligations of the Enterprise under the Financing Agreements in an amount up to the amount of the Development Fee paid to Trump Hotels & Casino Resorts Development Company, LLC pursuant to the Development and Construction Agreement dated as of April 27, 2000 between Trump Hotels & Casino Resorts Development Company and the Tribe, as the same may be amended (the "Manager Guaranty"). Any payments made by Manager in respect of the Manager Guaranty shall be reimbursed to Manger as provided in
Section 5.4 herein.

Exhibit 10.10

        5.8 Development and Construction Costs. Manager and the Tribe agree that $68 million shall be the maximum amount paid by the Enterprise for the recoupment of development and construction costs.

                                    SECTION 6
                   TRADE NAMES, TRADE MARKS AND SERVICE MARKS

        6.1 Facility Name. The Facility shall be operated under the name "Trump Spotlight 29 Casino Hotel" or such other name as the parties may agree upon (the "Facility Name") during the Term of this Agreement, subject to and in accordance with the terms and conditions of the Trademark License Agreement dated May 31, 2000, between Trump Hotels & Casino Resorts Holdings, L.P. and the Tribe, as amended by the First Amendment to Trademark License Agreement dated as of March ___, 2002.

        6.2 Signs. Prior to the Commencement Date and from time to time during the Term hereof, Manager agrees to erect and install, in accordance with local codes and regulations, all signs Manager deems necessary in, on or about the Facility, including, but not limited to, signs bearing the Facility Name.

                                    SECTION 7
                                     TAXES

        7.1 State and Local Taxes. If the State of California or any local government attempts to impose any tax including any possessory interest tax upon any party to this Agreement or upon the Enterprise, the Facility or the Property, the Tribal Council, in the name of the appropriate party or parties in interest, may resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Facility. Any such tax shall constitute an Operating Expense of the Facility. This Section shall in no manner be construed to imply that any party to this Agreement or the Enterprise is liable for any such tax.

        7.2 Tribal Taxes. The Tribe agrees that neither it nor any agent, agency, affiliate or representative of the Tribe will impose any taxes, fees, assessments, or other charges of any nature whatsoever on payments of any debt service to Manager or any of its Affiliates or to any lender furnishing financing for the Facility or for the Enterprise, or on the Enterprise, the Facility, the revenues therefrom or on the Management Fee as described in
Section 5.1 of this Agreement; provided, however, the Tribe may assess license fees reflecting reasonable regulatory costs incurred by the Tribal Gaming Agency to the extent not paid as Operating Expenses; the Tribe further agrees that neither it nor any agent, agency, affiliate or representative will impose any taxes, fees, assessments or other charges of any nature whatsoever on the salaries or benefits, or dividends paid to, any of Manager's stockholders, officers, directors, or employees, any of the employees of the Enterprise; or any provider of goods, materials, or services to the Facility, other than with respect to any such provider of goods, materials, or

Exhibit 10.10

services to the Facility, license fees reflecting reasonable regulatory costs incurred by the Tribal Gaming Authority.

        Nothing in this Section 7.2 shall be construed to prohibit the Tribe from taxing the sale of goods at the Facility in amounts equivalent to any state taxes that would otherwise be applicable but for the Tribe's status as an Indian tribe; provided that no such tax shall be applied to any goods supplied as Promotional Allowances.

        7.3 Compliance with Internal Revenue Code. Manager shall comply with all applicable provisions of the Internal Revenue Code.

                                    SECTION 8
                               GENERAL PROVISIONS

        8.1 Situs of the Contracts. This Agreement, as well as all contracts entered into between the Tribe, the Enterprise and any person or any entity providing services to the Facility, shall be deemed entered into in California, and shall be subject to all Legal Requirements of the Tribe and federal law as well as approval by the Secretary of the Interior where required by 25 U.S.C. Section 81 or by the Chairman of the NIGC where required by the IGRA.

        8.2 Notice. Any notice required to be given pursuant to this Agreement shall be delivered to the appropriate party by Federal Express or by Certified Mail Return Receipt Requested, addressed as follows:

        If to the Tribe or the Enterprise, to:

                            Dean Mike, Chairman
                            Twenty-Nine Palms Band of Luiseno Mission Indians of California
                            46-200 Harrison Place
                            Coachella CA 92236

        with a copy to:     Gene R. Gambale, Esq.
                            Vice President-General Counsel
                            Spotlight 29 Enterprises
                            46-200 Harrison Place
                            Coachella CA 92236

        If to Manager, to:  Robert M. Pickus
                            Executive Vice President and General Counsel
                            Trump Hotels & Casino Resorts, Inc.
                            Huron Avenue & Brigantine Boulevard
                            Atlantic City NJ 08401

Exhibit 10.10

        with copies to:     John M. Peebles, Esq.
                            Monteau, Peebles & Marks, L.L.P.
                            12100 West Center Road, Suite 202
                            Bel Air Plaza
                            Omaha NE 68144-3960

        and:                Peter Michael Laughlin, Esq.
                            Graham, Curtin & Sheridan, PA
                            4 Headquarters Plaza
                            Morristown NJ 07962-1991

or to such other different address(s) as Manager, the Enterprise or the Tribe may specify in writing using the notice procedure called for in this Section
8.2. Any such notice shall be deemed given two (2) days following deposit in the United States mail or upon actual delivery, whichever first occurs.

        8.3 Authority to Execute and Perform Agreement. The Tribe, the Enterprise and Manager represent and warrant to each other that they each have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

        8.4 Relationship. Manager, the Enterprise and the Tribe shall not be construed as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

        8.5 Manager's Contractual Authority. Manager is authorized to make, enter into and perform in the name of and for the account of the Enterprise, such contracts deemed necessary by Manager to perform its obligations under this Agreement, provided such contracts comply with the terms and conditions of this Agreement, including, but not limited to, Section 3.2.4, and provided such contracts do not obligate the Enterprise to pay sums not approved in the Operating Budget and Annual Plan or the Capital Budget.

        8.6 Further Actions. The Tribe, the Enterprise and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

        8.7 Defense. Except for disputes between the Tribe, the Enterprise and Manager, and claims relating to the Tribe's status as a Tribe or the trust status of the Property, Manager shall bring and/or defend and/or settle any claim or legal action brought against Manager, the Enterprise or the Tribe, individually, jointly or severally, or any Enterprise Employee, in connection with the operation of the Facility. Subject to the Tribe's approval of legal counsel, Manager shall retain and supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend any such

Exhibit 10.10

claim or cause of action. All liabilities, costs and expenses, including reasonable attorneys' fees and disbursements incurred in defending and/or settling any such claim or legal action which are not covered by insurance, shall be an Operating Expense. Nothing contained herein is a grant to Manager of the right to waive the Tribe's or the Enterprise's sovereign immunity. That right is strictly reserved to the Tribe and the Enterprise. Any settlement of a third party claim or cause of action shall require approval of the Enterprise.

        8.8 Waivers. No failure or delay by Manager, the Enterprise or the Tribe to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

        8.9 Captions. The captions for each Section and Subsection are intended for convenience only.

        8.10 Severability. If any of the terms and provisions hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable, (specifically including Manager's right to receive its Management
Fees) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty (30) days written notice to the other party, without liability on the part of the terminating party.

        8.11 Interest. Any amounts advanced by Manager related to the operation of the Facility shall accrue interest at the rate specified in the Note; provided, however, no interest shall accrue or be payable in respect of the Minimum Guaranteed Monthly Payment funded by Manager.

        8.12 Travel and Out-of-Pocket Expenses. Subject to the Operating Budget and Annual Plan, all travel and out-of-pocket expenses of Enterprise Employees reasonably incurred in the performance of their duties shall be an Operating Expense.

        8.13 Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to liability to any third party other than the authorized successors and assigns of the parties hereto as such are authorized by this Agreement.

Exhibit 10.10

        8.14 Brokerage. Manager, the Enterprise and the Tribe represent and warrant to each other that none of them has sought the services of a broker, finder or agent in this transaction, and none of them has employed, nor authorized, any other person to act in such capacity. Manager, the Enterprise and the Tribe each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

        8.15 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

        8.16 Estoppel Certificate. Manager, the Enterprise and the Tribe agree to furnish to any other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Facility as may be reasonably requested.

        8.17 Periods of Time. Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the Tribe, federal government, or the State of California, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

        8.18 Exhibits. All exhibits attached hereto are incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

        8.19 Successors, Assigns, and Subcontracting. The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and their respective successors and assigns. Manager shall have the right to assign its rights under this Agreement to one or more directly or indirectly wholly-owned subsidiaries of Trump Hotels & Casino Resorts, Inc., or its successor. The Enterprise's consent shall be required for the assignment or subcontracting by Manager of its rights, interests or obligations as Manager hereunder to any person or entity other than an Affiliate of Manager, or any successor corporation to Manager, provided that any such assignee or subcontractor agrees to be bound by the terms and conditions of this Agreement, and the Enterprise shall consent to any such assignee or subcontractor provided that such assignee or subcontractor has, in the discretion of the Enterprise, the competency and financial capability to perform as required by this Agreement. The acquisition of Manager or its parent company by a party other than an Affiliate of Manager, or its successor corporation, shall not constitute an assignment of this Agreement by Manager and this Agreement shall remain in full force and effect between the Tribe, the Enterprise and Manager, subject only to Legal Requirements. In all respects, any assignment or subcontracting permitted

Exhibit 10.10

pursuant to this Section 8.19 shall be subject to the notification requirements provided in Section 13.4 of this Agreement and any required approval by the NIGC.

        8.20 Permitted Assignment. Any assignment of this Agreement permitted under the Agreement, to the extent mandated by the IGRA, shall be subject to approval by the Chairman of the NIGC or his authorized representative after a complete background investigation of the proposed assignee. The Tribe or Enterprise shall, without the consent of Manager but subject to approval by the Secretary of the Interior or the Chairman of the NIGC or his authorized representative, have the right to assign this Agreement and the assets of the Facility to an instrumentality of the Tribe or to a corporation wholly-owned by the Tribe organized to conduct the business of the Enterprise for the Tribe that assumes all obligations herein. Any assignment by the Tribe shall not prejudice the rights of Manager under this Agreement. No assignment authorized hereunder shall be effective until all necessary government approvals have been obtained.

        8.21 Time is of the Essence. Time is of the essence in the performance of this Agreement.

        8.22 Confidential Information. The parties agree that any information received concerning any other party during the performance of this Agreement, regarding the parties' organization, financial matters, marketing plans, or other information of a proprietary nature (the "Confidential Information"), will be treated by both parties in full confidence and except as required to allow Manager, the Enterprise and the Tribe to perform their respective covenants and obligations hereunder, or in response to legal process or appropriate and necessary inquiry, and will not be revealed to any other persons, firms or organizations. This provision shall survive the termination of this Agreement for a period of two (2) years.

        The obligations not to use or disclose the Confidential Information shall not apply to Confidential Information which (i) has been made previously available to the public by the Tribe, the Enterprise or Manager or becomes generally available to the public, unless the Confidential Information being made available to the public results in a breach of this Agreement; (ii) prior to disclosure to the Tribe, the Enterprise or Manager, was already rightfully in any such person's possession; or (iii) is obtained by the Tribe, the Enterprise or Manager from a third party who is lawfully in possession of such Confidential Information, and not in violation of any contractual, legal or fiduciary obligation to the Tribe, the Enterprise or Manager, with respect to such Confidential Information and who does not require the Tribe, the Enterprise or Manager to refrain from disclosing such Confidential Information to others.

        8.23 Patron Dispute Resolution. Manager shall submit all patron disputes concerning play to the Tribal Gaming Authority pursuant to the Tribal Gaming Code, and the regulations promulgated thereunder.

Exhibit 10.10

        8.24 Modification. Any change to or modification of this Agreement must be in writing signed by all parties hereto and shall be effective only upon approval by the Chairman of the NIGC, the date of signature of the parties notwithstanding.

                                    SECTION 9
                                   WARRANTIES

        9.1 Noninterference in Tribal Affairs. Manager agrees not to interfere in or attempt to wrongfully influence the internal affairs or government decisions of the Tribal Council or the Enterprise by offering cash incentives, by making written or oral threats to the personal or financial status of any person, or by any other action, except for actions in the normal course of business of Manager that relate to the Facility. As of the date of this Agreement, the Tribe and the Enterprise acknowledge that Manager has not interfered or wrongfully interfered in the internal affairs of the Tribe and the Enterprise. For the purposes of this Section 9.1, if any such undue interference in Tribal affairs is alleged by the federally recognized Tribal government in writing and the NIGC finds that Manager has unduly interfered with the internal affairs of the Tribe government and has not taken sufficient action to cure and prevent such interference, that finding of interference shall be grounds for termination of the Agreement. Manager shall be entitled to immediate written notice and a complete copy of any such complaint to the NIGC.

        9.2 Prohibition of Payments to Members of Tribal Government. Manager represents and warrants that no payments have been or will be made by Manager or Manager's Affiliates, to any Member of the Tribal Government, any Tribal official, any relative of a Member of Tribal Government or Tribal official, or any Tribal government employee for the purpose of obtaining any special privilege, gain, advantage or consideration.

        9.3 Prohibition of Hiring Members of Tribal Government. No Member of the Tribal Government, Tribal official, or employee of the Tribal government may be employed at the Facility or Manager or its Affiliates without a written waiver of this Section 9.3 by the Tribe. For this purpose, the Tribe will identify all such persons to Manager in a writing and take reasonable steps to keep the list current; Manager shall not be held responsible if any person not on such written list is employed.

        9.4 Prohibition of Financial Interest in Enterprise. No Member of the Tribal Government or relative of a Member of the Tribal Government shall have a direct or indirect financial interest in the Enterprise greater than the interest of any other member of the Tribe. No Member of the Tribal Government or relative of a Member of the Tribal Government shall have a direct or indirect financial interest in Manager or Manager's Affiliates.

        9.5 Definitions. As used in this Section 9, "Member of the Tribal Government" means any member of the Tribal Council, the Tribal Gaming Authority or any independent board or body created to oversee any aspect of Gaming and any Tribal court

Exhibit 10.10

official; "Relative" means an individual residing in the same household who is related as a spouse, father, mother, son or daughter.

                                   SECTION 10
                                  TERMINATION

        10.1 Voluntary Termination and Termination for Cause. This Agreement may be terminated pursuant to the provisions of Sections 3.4.4, 10.2, 10.3, 10.4, 10.5 and 10.6 and 10.10.

        10.2 Voluntary Termination. This Agreement may be terminated upon the mutual written consent and approval of the parties.

        10.3 Termination for Cause. Either the Tribe or the Enterprise may terminate this Agreement if Manager commits or allows to be committed any Material Breach of this Agreement, and Manager may terminate this Agreement if either the Tribe or the Enterprise commits or allows to be committed any Material Breach of this Agreement,. A Material Breach of this Agreement means a failure of any party to perform any material duty or obligation on its part for any thirty (30) consecutive days after notice, and shall include, but not be limited to, those events identified as a Material Breach in Section 13.5 of this Agreement. Any action taken or the adoption of any statute or code that taxes, materially prejudices or materially adversely affects or imposes additional costs or burdens on Manager's rights or duties under this Agreement shall be a Material Breach of this Agreement by the Tribe. No party may terminate this Agreement on grounds of Material Breach unless it has provided written notice to the other parties of its intention to declare a default and to terminate this Agreement and the defaulting party thereafter fails to cure or take steps to substantially cure the default within sixty (60) days following receipt of such notice. During the period specified in the notice to terminate, any party may submit the matter to arbitration under the dispute resolution provisions of this Agreement at Section 16. The discontinuance or correction of a Material Breach shall constitute a cure thereof.

        In the event of any termination for cause, regardless of fault, the parties shall retain all money previously paid to them pursuant to Section 5 of this Agreement; and the Enterprise shall retain title to all Facility and Facility fixtures, improvements, supplies, equipment, funds and accounts, provided that the Manager shall be paid any accrued and unpaid Management Fee, including any Shortfall Amount, and other sums due under Section 5 of this Agreement up to and including the date of termination of this Agreement.

        An election to pursue damages or to pursue specific performance of this Agreement or other equitable remedies while this Agreement remains in effect pursuant to the provisions of Sections 10.7 or 10.8 shall not preclude the injured party from providing notice of termination pursuant to this Section
10.3. Neither shall termination preclude a suit for damages.

Exhibit 10.10

        10.4    Involuntary Termination Due to Changes in Legal Requirements.
It is the understanding and intention of the parties that the establishment and operation of the Facility shall conform to and comply with all Legal Requirements. If during the term of this Agreement, the Facility or any material aspect of Gaming is determined by the Congress of the United States, the Department of the Interior of the United States of America, the NIGC, or the final judgment of a court of competent jurisdiction to be unlawful under federal law, the obligations of the parties hereto shall cease, and this Agreement shall be of no further force and effect; provided that:

                (i) Manager shall have the rights described in Section 3.4 of this Agreement;

                (ii) Manager, the Tribe and the Enterprise shall retain all money previously paid to them pursuant to Section 5 of this Agreement;

                (iii) funds of the Enterprise in any Enterprise account shall be paid and distributed as provided in Section 5 of this Agreement;

                (iv) The Enterprise shall retain its interest in the title (and any lease) to all Facility assets, including all fixtures, supplies and equipment, subject to any requirements of financing arrangements.

        10.5 Manager's Right to Terminate Agreement. Manager may terminate this Agreement by written notice effective upon receipt if:

                (i) Any Tribal, State or Federal authority where approval is required fails to approve this Agreement or otherwise objects to the performance by Manager of any obligation imposed on it under this Agreement.

                (ii) Manager has been notified by any Federal regulatory agency that the performance by it of any obligation imposed by this Agreement will jeopardize the retention of any license, or approvals granted thereunder, held by Manager or any of its Affiliates in other jurisdiction, and the Tribe or the Enterprise refuses to allow Manager to immediately rectify any such complaint.

                (iii) Manager has reason to believe that the performance by it, by the Enterprise or by the Tribe of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement and the parties have been unable to agree upon waiver of such performance within ten (10) days written notice by Manager.

                (iv) Through its own actions, the Tribe or the Enterprise fails to make any payment to Manager when due within the time specified in this Agreement and a grace period of thirty (30) days.

Exhibit 10.10

        10.6 Tribe's and Enterprise's Right to Terminate Agreement. In addition to the suspension of Manager pursuant to Section 10.9 herein, the Tribe or the Enterprise may terminate this Agreement by written notice effective upon receipt if:

                (i) Any Federal or State authority, where approval is required, fails to approve this Agreement or otherwise objects to the performance by Manager of any obligation imposed on it under this Agreement and Manager has not cured the circumstance giving rise to the failure to approve or the objection to performance within thirty (30) days.

                (ii) The Tribe has reason to believe that the performance by it, the Enterprise or Manager of any obligation imposed under this Agreement may reasonably be expected to result in the breach of any Legal Requirement (other than a Legal Requirement imposed or created by the Tribe or any agency thereof) and the parties have been unable to agree upon waiver of such performance within ten (10) days of written notice given by the Tribe.

                (iii) Manager fails to make any payment to the Tribe or the Enterprise when due, including but not limited to any Minimum Guaranteed Monthly Payment to the Tribe within the time specified in this Agreement and a grace period of thirty (30) days.

                (iv) Manager has had its license withdrawn because Manager, or a director or officer of Manager, has been convicted of a criminal felony or misdemeanor offense in the performance of Manager duties hereunder, or where Manager has failed to disclose any such conviction to the Tribal Gaming Authority promptly upon Manager receiving notice thereof; provided, however, the Tribe or the Enterprise may not terminate this Agreement based on a director or officer's conviction where Manager terminates such individual within ten (10) days after receiving notice of the conviction.

        10.7 Consequences of Manager's Breach. In the event of the termination of this Agreement by the Tribe or the Enterprise for cause under
Section 10.3, Manager shall not, prospectively from the date of termination, except as provided in Section 10.3, have the right to its Management Fee from the Facility, but such termination shall not affect Manager's rights relating to recoupment and reimbursement of monies owed to Manager and/or guaranteed by Manager and/or Manager's Affiliates (to the extent Manager or Manager's Affiliate has paid under such guarantee) under this Agreement, the Financing Agreements, the Note, the Manager Guaranty or any other agreements entered pursuant hereto, including a Shortfall Amount, and such right of recoupment and reimbursement shall survive any termination of this Agreement. Any Net Revenues accruing through the date of termination shall be distributed in accordance with
Section 5 of this Agreement. Manager, the Tribe and the Enterprise acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by Manager, and further agree that pursuant to the other provisions of this Agreement, including, but not limited to, Section 16, the Tribe or the Enterprise shall, upon breach of this Agreement by Manager, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach. Manager specifically

Exhibit 10.10

acknowledges and agrees that there may be irreparable harm to the Tribe or the Enterprise and that damages will be difficult to determine if Manager commits a Material Breach, and Manager therefore further acknowledges that an injunction and/or other equitable relief may be an appropriate remedy for any such breach. In any event, the Tribe shall have the right to all payments due to the Tribe accruing until the date of termination.

        10.8 Consequences of Tribe's Breach. In the event of termination of this Agreement by Manager for cause under Section 10.3, Manager shall not be required to perform any further services under this Agreement and the Enterprise shall indemnify and hold Manager harmless against all liabilities of any nature whatsoever relating to the Facility, but only insofar as these liabilities result from acts within the control of the Tribe or the Enterprise or their respective agents or created by the termination of this Agreement. Manager, the Tribe and the Enterprise acknowledge and agree that termination of this Agreement may not be a sufficient or appropriate remedy for breach by the Tribe or the Enterprise, and further agree that pursuant to the other provisions of this Agreement, including but not necessarily limited to, Section 16, Manager shall, upon breach of this Agreement by the Tribe or the Enterprise, have the right to pursue such remedies (in addition to termination) at law or equity as it determines are best able to compensate it for such breach, including, without limitation, specifically actions to require payment of the Management Fee pursuant to Section 5 for a term equal to the then remaining term of this Agreement at the percentage of Net Revenues specified in Section 5. The Tribe and the Enterprise specifically acknowledge and agree that there may be irreparable harm to Manager and that damages will be difficult to determine if the Tribe or the Enterprise commits a material breach, and the Tribe and the Enterprise therefore further acknowledge that an injunction and/or other equitable relief may be an appropriate remedy for any such breach. In any event, Manager shall have the right to its Management Fee accruing until the date of termination as provided in Section 5 of this Agreement, and to the repayment of unpaid principal and interest and other amounts due under the Note and any other note guaranteed by Manager or its Affiliates, the Financing Agreements, and any other loans to the Tribe or the Enterprise, including any Shortfall Amount.

        10.9 Suspension of Manager for Cause; Notice and Opportunity to Cure. In the event of any breach of this Agreement by Manager involving a violation by Manager of any Legal Requirements, the Enterprise may immediately suspend the right and authority of Manager to manage the Facility unless and until such breach is remedied or cured by Manager. The Enterprise will give Manager notice of any alleged violation of the Tribal Gaming Code by Manager and twenty (20) days opportunity to cure before the Tribal Gaming Authority may take any action other than suspension of the Manager based on such alleged violation.

        10.10 Enterprise's Buy-Out Option. The Enterprise shall have the right to purchase all of the rights of the Manager pursuant to this Agreement on the terms and conditions provided in this Section 10.10. This right may only be exercised on or after the last day of the 36th month following the first full month after the Commencement Date (the "Option Date"). In order to effectively exercise this option, the Enterprise shall:

Exhibit 10.10

                (i) give notice of its intent to exercise this option 90 days prior to the Option Date;

                (ii)    pay to Manager the Early Termination Fee;

                (iii) pay all amounts due to Manager pursuant to this Agreement, including the amount of any advances made by Manager to the Tribe, Management Fee and Shortfall Amounts, through and including the Option Date;

                (iv) tender to the Manager a full release, in form and substance reasonably satisfactory to Manager, of all of Manager's obligations pursuant to this Agreement, and all claims, whether asserted or unasserted, liquidated or contingent, which the Tribe or any of its members, governmental agencies of affiliates may have or be entitled to assert against manager or any of its officers, agents, employees, members or affiliates arising out of events occurring on or before the Option Date.

If the Enterprise fails to satisfy any of the above conditions on or before the dates specified above, then this option and any attempted exercise thereof shall be null and void and of no further force or effect, and this Agreement shall continue in full force and effect according to its terms.

                                   SECTION 11
                        CONCLUSION OF THE MANAGEMENT TERM

        11.1 Conclusion of the Management Term. Upon the conclusion or the termination of this Agreement, Manager shall have the following rights and obligations:

        11.2 Transition. Manager shall take reasonable steps for the orderly transition of management of the Facility to the Tribe, the Enterprise or its designee pursuant to a transition plan as described in Section 17 of this Agreement.

        11.3 Undistributed Net Revenues. If the Facility has accrued Net Revenues which have not been distributed under Section 5 of this Agreement, Manager shall receive that Management Fee equal to that Management Fee it would have received had the distribution occurred during the term of the Management Agreement (including any Shortfall Amount, but upon termination at the conclusion of the Term, only to the extent of Excess Funds).

                                   SECTION 12
                             CONSENTS AND APPROVALS

        12.1 Tribal. Where approval or consent or other action of the Tribe is required, such approval shall mean the written approval of the Tribal Council evidenced by a resolution thereof, certified by a Tribal official as having been duly adopted, or such other

Exhibit 10.10

person or entity designated by resolution of the Tribal Council. Any such approval, consent or action shall not be unreasonably withheld or delayed; provided that the foregoing does not apply where a specific provision of this Agreement allows the Tribe an absolute right to deny approval or consent or withhold action.

        12.2 Manager. Where approval or consent or other action of Manager is required, such approval shall mean the written approval of an officer of Manager. Any such approval, consent or other action shall not be unreasonably withheld or delayed.

                                   SECTION 13
                                  DISCLOSURES

        13.1 Shareholders and Directors. Manager warrants that on the date of this Agreement its Affiliates, shareholders, directors and officers are those listed on Exhibit G.

        13.2    Warranties. Manager further warrants and represents as follows:

                (i) no person or entity has any beneficial ownership interest in Manager other than as set forth herein;

                (ii) no officer, director or owner of ten (10%) percent or more of the stock of Manager has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime; and

                (iii) no person or entity listed on Exhibit G to this Agreement, including any officers and directors of Manager, has been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony or any gaming offense, or had any association with individuals or entities known to be connected with organized crime.

        13.3 Criminal and Credit Investigation. Manager agrees that all of its shareholders, directors and officers (whether or not involved in the Facility), shall:

                (i) consent to background investigations to be conducted by the Tribe, the State of California, the Federal Bureau of Investigation (the "FBI") or any other law enforcement authority to the extent required by the IGRA and the Compact;

                (ii) be subject to licensing requirements in accordance with Tribal law and this Agreement;

                (iii) consent to a background, criminal and credit investigation to be conducted by or for the NIGC, if required;

Exhibit 10.10

                (iv) consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of the Tribe;

                (v)     cooperate fully with such investigations; and

                (vi) disclose any information requested by the Tribe which would facilitate the background and financial investigation.

        Any materially false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of the Tribe shall result in the immediate dismissal of such employee. The results of any such investigation may be disclosed by the Tribe to federal officials and to such other regulatory authorities as required by law.

        13.4 Disclosure Amendments. The Tribe and Enterprise acknowledge that Manager is wholly-owned by a publicly traded company, and that Manager's Affiliates, shareholders, directors and officers may change from time to time without the prior approval of the Tribe or the Enterprise. Manager agrees that whenever there is any material change in the information disclosed pursuant to this Section 13 it shall notify the Tribe of such change not later than ten (10) days following the change or within ten (10) days after it becomes aware of such change, whichever is later. In the event the change relates to information provided or required to be provided to the NIGC pursuant to 25 C.F.R Section 537.1, Manager shall notify the NIGC in sufficient time to permit the NIGC to complete its background investigation by the time the individual is to assume management responsibility for the gaming operation, and within ten (10) days of any proposed change in financial interest. All of the warranties and agreements contained in this Section 13 shall apply to any person or entity who would be listed in this Section 13 as a result of such changes.

        13.5 Breach of Manager's Warranties and Agreements. The material breach of any warranty or agreement of Manager contained in this Section 13 shall be grounds for immediate termination of this Agreement; provided that (i) if a breach of the warranty contained in clause (ii) of Section 13.2 is discovered, and such breach was not disclosed by any background check conducted by the FBI as part of the BIA or other federal approval of this Agreement, or was discovered by the FBI investigation but all officers and directors of Manager sign sworn affidavits that they had no knowledge of such breach, then Manager shall have thirty (30) days after notice from the Tribe to terminate the interest of the offending person or entity and, if such termination takes place, this Agreement shall remain in full force and effect; and (ii) if a breach relates to a failure to update changes in financial position or additional gaming related activities, then Manager shall have ten (10) days after notice from the Tribe to cure such default prior to termination.

Exhibit 10.10

                                   SECTION 14
                                   RECORDATION

        At the option of the Lender, Manager, the Enterprise or the Tribe, any security agreement related to the Financing Agreements may be recorded in any public records. Where such recordation is desired in any relevant recording office maintained by the Tribe, and/or in the public records of the BIA, the Tribe or the Enterprise will accomplish such recordation upon the request of the Lender or Manager, as the case may be. No such recordation shall be deemed to waive the Tribe's or the Enterprise's sovereign immunity.

                                   SECTION 15
                        NO LIEN, LEASE OR JOINT VENTURE

        The parties agree and expressly warrant that neither the Management Agreement nor any exhibit thereto is a mortgage or lease and, consequently, does not convey any present interest whatsoever in the Facility or the Property, nor any proprietary interest in the Facility itself. The parties further agree and acknowledge that it is not their intent, and that this Agreement shall not be construed, to create a joint venture between the Tribe or the Enterprise and Manager; rather, Manager shall be deemed to be an independent contractor for all purposes hereunder.

                                   SECTION 16
                               DISPUTE RESOLUTION

        16.1 General. The parties agree that binding arbitration shall be the remedy for all disputes, controversies and claims arising out of this Agreement, any documents referenced by any of this Agreement, any agreements collateral thereto, or any notice of termination thereof, including without limitation, any dispute, controversy or claim arising out of any of these agreements; provided, however, that actions or decisions by the Tribe that constitute the exercise of its sovereign governmental powers shall not be subject to arbitration, including decisions or actions by the Tribal Gaming Authority regarding the issuance or denial of licenses, and actions by the Tribal Council regarding the approval of budgets or the enactment of ordinances relating to Gaming. The Tribe acknowledges, however, that while the exercise of its governmental powers in a manner contrary to a provision of this Agreement may not be avoided through arbitration, Manager may compel arbitration pursuant to this Section 16 to redress any injury suffered by Manager as a result of such exercise. The parties intend that such arbitration shall provide final and binding resolution of any dispute, controversy or claim, and that action in any other forum shall be brought only if necessary to compel arbitration, or to enforce an arbitration award or order. All initial arbitration or judicial proceedings shall be instituted within twelve (12) months after the claim accrues or shall be forever barred.

        Each party agrees that it will use its best efforts to negotiate an amicable resolution of any dispute between Manager and the Enterprise or the Tribe arising from this

Exhibit 10.10

Agreement. If the Tribe or the Enterprise and Manager are unable to negotiate an amicable resolution of a dispute within fourteen (14) days from the date of notice of the dispute pursuant to the notice section of this Agreement, or such other period as the parties mutually agree in writing, either party may refer the matter to arbitration as provided herein.

        16.2 Initiation of Arbitration and Selection of Arbitrators. Arbitration shall be initiated by written notice by one party to the other pursuant to the notice section of this Agreement, and the Commercial Arbitration Rules of the American Arbitration Association shall thereafter apply. The arbitrators shall have the power to grant equitable and injunctive relief and specific performance as provided in this Agreement. If necessary, orders to compel arbitration or enforce an arbitration award may be sought before the United States District Court for the Central District of California and any federal court having appellate jurisdiction over said court. If the United States District Court for the Central District of California finds that it lacks jurisdiction, the Tribe and the Enterprise consent to be sued in the California State Court system. This consent to California State Court jurisdiction shall only apply if Manager exercises reasonable efforts to argue for the jurisdiction of the federal court over said matter. The arbitrator shall be a licensed attorney, knowledgeable in federal Indian law and selected pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

        Unless the parties agree upon the appointment of a single arbitrator, a panel of arbitrators consisting of three (3) members shall be appointed. One (1) member shall be appointed by the Tribe and one (1) member shall be appointed by Manager within ten (10) working days' time following the giving of notice submitting a dispute to arbitration. The third member shall be selected by agreement of the other two (2) members. In the event the two (2) members cannot agree upon the third arbitrator within fifteen (15) working days' time, then the third arbitrator shall be chosen by the American Arbitration Association. Alternatively, the parties may, prior to any dispute, agree in advance upon a panel of arbitrators or a single arbitrator to which any dispute that may arise shall be submitted for resolution pursuant to this Section 16.2.

                (i) Choice of Law. In determining any matter the arbitrators shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply federal and applicable State law.

                (ii) Place of Hearing. All arbitration hearings shall be held at a place designated by the arbitrators in Los Angeles or Los Angeles County, California.

                (iii) Confidentiality. The parties and the arbitrators shall maintain strict confidentiality with respect to arbitration.

        16.3 Limited Waiver of Sovereign Immunity. The Tribe and the Enterprise expressly and irrevocably waives its respective immunity from suit as provided for and limited by this Section. This waiver is limited to the Tribe's and the Enterprise's consent to all

Exhibit 10.10

arbitration proceedings, and actions to compel arbitration and to enforce any awards or orders issuing from such arbitration proceedings which are sought solely in United States District Court for the Central District of California and any federal court having appellate jurisdiction over said court, provided that if the United States District Court for the Central District of California finds that it lacks jurisdiction, the Tribe and the Enterprise consent to such actions in the California State Court system. This consent to California State Court jurisdiction shall only apply if Manager exercises reasonable efforts to argue for the jurisdiction of the federal court over said matter. The arbitrators shall not have the power to award punitive damages.

                (a) Time Period. The waiver granted herein shall commence as of the Date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, but shall remain effective for the duration of any arbitration, litigation or dispute resolution proceedings then pending, all appeals therefrom, and except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one year of the date of the final judgment.

                (b) Recipient of Waiver. This limited waiver is granted only to Manager and not to any other individual or entity.

                (c) Limitations of Actions. This limited waiver is specifically limited to the following actions and judicial remedies:

                        (i) The enforcement of an arbitrator's award of money damages provided that the waiver does not extend beyond the assets specified in Subsection (iii) below. No arbitrator or court shall have any authority or jurisdiction to order execution against any assets or revenues of the Tribe or the Enterprise except as provided in this Section or to award any punitive damages against the Tribe or the Enterprise.

                        (ii) An action to compel or enforce arbitration or arbitration awards or orders.

                        (iii) Damages awarded against the Tribe or the Enterprise shall be satisfied solely from the distributable share of Net Revenues of the Tribe from the Facility, the tangible assets of the Facility and the business of the Enterprise, provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any Net Revenues transferred from the accounts of the Enterprise to the Tribe or the Tribe's separate bank account in the normal course of business in accordance with this Agreement. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe other than those specified in this subsection.

Exhibit 10.10

                                   SECTION 17
                            NEGOTIATE NEW AGREEMENT

        17.1 Intent to Negotiate New Agreement. On or before thirty (30) days after the end of the fourth (4th) year of this Agreement, the Enterprise shall give Manager notice of its intent regarding its willingness to enter into negotiations for a new Management Agreement to be effective upon the conclusion of this Agreement.

        17.2 Transition Plan. If the Enterprise and Manager are unable to agree to the terms of a new agreement or if the Enterprise decides not to enter into negotiations for a new agreement, then the Enterprise and Manager shall agree upon a transition plan within thirty (30) days notice from the Enterprise of its intention not to negotiate a new Management Agreement, which plan shall be sufficient to allow the Tribe and/or the Enterprise to operate the Facility and provide for the orderly transition of the management of the Facility.

                                   SECTION 18
                                ENTIRE AGREEMENT

        This Agreement, including the Schedules and Exhibits referred to herein, constitutes the entire understanding and agreement of the parties hereto and supersedes all other prior agreements and understandings, written or oral, between the parties. The parties acknowledge that the Tribe is entering into a Gaming Facility Construction and Development Agreement and a Trademark License Agreement with affiliates of Manager contemporaneously with this Agreement.

                                   SECTION 19
                               REQUIRED AMENDMENT

        Each of the parties agrees to execute, deliver and, if necessary, record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the United States Department of the Interior, BIA, the NIGC, the office of the Field Solicitor, or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law; provided, that any such additional instrument, certification, amendment, modification or other document shall not materially change the respective rights, remedies or obligations of the Tribe, the Enterprise or Manager under this Agreement or any other agreement or document related hereto.

                                   SECTION 20
                            PREPARATION OF AGREEMENT

        This Agreement was drafted and entered into after careful review and upon the advice of competent counsel; it shall not be construed more strongly for or against any party.

Exhibit 10.10

                                   SECTION 21
                           STANDARD OF REASONABLENESS

        Unless specifically provided otherwise, all provisions of this Agreement and all collateral agreements shall be governed by a standard of reasonableness.

                                   SECTION 22
                                   EXECUTION

        This Agreement may be executed in four counterparts, one to be retained by each of the Tribe and the Enterprise, and two to be retained by Manager. Each of the four originals is equally valid. This Agreement shall be deemed "executed" and shall be binding upon both parties when properly executed and approved by the Chairman of the NIGC.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        THCR MANAGEMENT SERVICES, LLC

                                        By:   /s/ Donald J.  Trump
                                           -----------------------------------
                                              Donald J.  Trump, President

                                        TWENTY-NINE PALMS BAND OF LUISENO
                                        MISSION INDIANS OF CALIFORNIA

                                        By:   /s/ Dean Mike
                                           -----------------------------------
                                              Dean Mike, Chairperson

                                        TWENTY-NINE PALMS
                                        ENTERPRISES CORPORATION

                                        By:   /s/ Dean Mike
                                           -----------------------------------
                                              Dean Mike, President

                                        By:   /s/ Gene Gambale
                                           -----------------------------------
                                              Gene Gambale, Secretary

Exhibit 10.10

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

                                Legal Description
                                APN # 603-020-008

That certain parcel of land situated in City of Coachella, County of Riverside, State of California, being that portion of the northeast one-quarter of Section 30, Township 5 South, Range 8 East, San Bernadino Meridian, more particularly described as follows:

COMMENCING at the northeast corner of said section as shown on California Division of Highways Monumentation Map 11-RIV 10;

thence along the easterly line of said section South 00(degree)07'00" East 70.00 feet to a point on the southerly right-of-way line of Interstate Route 10 and the TRUE POINT OF BEGINNING;

thence along said southerly right-of-way line through the following courses; North 89(degree)59'38" West 164.49 feet;

thence South 87(degree)57'46" West 584.00 feet to the beginning of a tangent curve concave northerly and having a radius of 3750.00 feet;

thence along said curve westerly 965.11 feet through a central angle of 14(degree)44'45" to the northerly line of said section;

thence leaving said southerly right-of-way line, along said northerly line and non-tangent from said curve South 89(degree)55'38" West 550.58 feet to the northeasterly right-of-way line of State Route 86;

thence along said northeasterly right-of-way line through the following courses:
South 42(degree)14'22" East 746.34 feet;

thence South 46(degree)12'43" East 1499.98 feet;

thence South 50(degree)05'25" East 884.79 feet to said easterly line of Section 30;

thence leaving said northeasterly right-of-way line, along said easterly line North 00(degree)12'11" West 830.65 feet to an angle point therein;

thence continuing along said easterly line North 00(degree)07'00" West 1258.84 feet to the TRUE POINT OF BEGINNING;

CONTAINING: 56.10 Acres, more or less.

SUBJECT TO all Covenants, Rights, Rights-of-Way and Easements of Record.

                                  Exhibit A - 1

Exhibit 10.10

                                    EXHIBIT B

                       DISPUTE RESOLUTION BETWEEN MANAGER
                            AND ENTERPRISE EMPLOYEES

BOARD OF REVIEW

Once an employee has been employed at the Enterprise for ninety (90) calendar days, the employee may request a Board of Review if the employee feels job-related problems have not been resolved. The employee may request a Board of Review to protest decisions, work history entries, performance evaluations, any disciplinary action including termination, etc. Three impartial members of the Board shall decide to either uphold, modify, or overturn the original decision made in relation to the issue the employee is protesting. The Board of Review is made up of five (5) impartial members as follows:

1.      Two Tribal representatives;

2. A Manager representative having no jurisdiction over the employee's department;

3. A Human Resources representative who has not been involved in the employee's issue.

4.      An employee representative.

A Board of Review request form must be filed with Human Resources within seven
(7) days of the incident or of the employee learning of the incident. A decision is made on the basis of facts and evidence presented to the Board of Review. The Board's decision is final and cannot be appealed or reversed by anyone in the Enterprise.

On an annual basis, employees are asked to volunteer for one year terms as employee representatives on the Board of Review.

                                  Exhibit B - 1

Exhibit 10.10

                                    EXHIBIT C

                          ENTERPRISE INVESTMENT POLICY

                            RESOLUTION NO.___________

TWENTY NINE PALMS BAND OF MISSION INDIANS COUNCIL
(Gaming Enterprise Cash Management and Investment Policy)

        WHEREAS, the Twenty Nine Palms Band of Mission Indians (the "Tribe") has determined that facilities owned by Tribe offering Class II and Class III gaming activities, as defined in the Indian Gaming Regulatory Act of 1988, Pub. L. 100-497, 25 U.S.C. Sections 1701-2721 and 18 U.S.C. 1166-1168 ("IGRA"), will be constructed and operated on its lands; and

        WHEREAS, Tribe has entered into a Management Agreement with THCR Management Services, LLC ("Manager") for the management of Tribe's Gaming Enterprise, said resolution having been approved by the NIGC on __________________; and

        WHEREAS, Tribe deems it in its best interest to provide for Manager to manage the gaming Enterprise's short-term cash position so as to maximize income to Tribe;

        NOW, THEREFORE, BE IT RESOLVED, that in order to maximize Tribe's income and to manage its short term cash position, Manager is hereby authorized, during the term of its Management Agreement with the Tribe, to invest cash of Tribe's gaming Enterprise in accordance with the attached Investment Policy.

                                  CERTIFICATION

        Pursuant to (CITATIONS HERE) the Tribal Council of the Twenty Nine Palms Band of Mission Indians, a quorum of members present at a Council meeting held on ______________, 2000, by a vote of ___________ for, _______________ against,
_____________ not voting, and _____________ absent; the foregoing resolution was adopted.

                                        By:
                                           -----------------------------------
                                                              Secretary

                                        By:
                                           -----------------------------------
                                                              Chairperson

                                  Exhibit C - 1

Exhibit 10.10

                                    EXHIBIT D

                     STATEMENT OF INVESTMENT POLICY FOR THE
                TWENTY-NINE PALMS BAND OF LUISENO MISSION INDIANS
                 OF CALIFORNIA GAMING ENTERPRISE ("ENTERPRISE")

I.      Investment Objectives

        A. Primary - to ensure the value and safety of principal invested in short-term money market securities.

        B. Secondary - to ensure liquidity to meet projected and emergency cash needs:
                - to provide for prudent diversification of investments
                - to maximize investment income consistent with other objectives
                - to comply with the requirements of the Enterprise's debt agreements

II. Investment Responsibility - It will be the responsibility of THCR Management Services, LLC ("Manager") (1) to invest funds for which the company has been designated as cash manager, and (2) to maintain adequate records of all investments. All investments must conform to the Investment Guidelines.

III.    Investment Guidelines

        A. Investment Types and Limitations - the Tribe, the Enterprise and Manager agree that only the following investments shall be deemed "Permitted Investments" for the Enterprise:

                "Permitted Investments" shall mean (a) any evidence of Indebtedness, maturing not more than one (1) year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America; (b) any certificate of deposit, maturing not more than one (1) year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300.0 million whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Standard & Poor's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency; (c) commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation (other than an Affiliate or subsidiary of Trump Hotels & Casino Resorts, Inc.) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to

                                  Exhibit D - 1

Exhibit 10.10

                Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency; and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300.0 million.

        B. Investment Institutions - In order for a firm to be included on the list of Investment Institutions that are approved for dealing with the Enterprise, an authorized signer of the firm must first execute a copy of this Statement of Investment Policy. This will provide written verification of their being familiar with the types of securities ("Permitted Investments") that are acceptable under the Enterprise's Investment Policy. [Director of Cash Management] will be responsible for obtaining the executed document, distributing a list of approved institutions to designated [Treasury] personnel and retaining records of all investment contracts with those investment institutions.

IV. Investment Review - An Investment Report is distributed on a daily basis to the [CFO] and [Director of Cash Management] for review of adherence to the Investment Guidelines. In addition, the accuracy of the report is verified by [Director of Treasury Administration], who matches the information on the report with the confirmations provided by the brokers. Discrepancies are investigated as they are received. A revised report, if necessary, is distributed by [Director of Treasury Administration].

                                  Exhibit D - 2

Exhibit 10.10

                                    EXHIBIT E

                TWENTY-NINE PALMS BAND OF LUISENO MISSION INDIANS
                 OF CALIFORNIA IRREVOCABLE BANKING INSTRUCTIONS

        The undersigned does hereby certify that he is the duly authorized Chairman of the Twenty-Nine Palms Band of Luiseno Mission Indians of California (the "Tribe"), and that the following resolutions were duly adopted by the Tribal Council and such resolutions regarding banking arrangement of Tribe's gaming and related ventures (the "Enterprise") are now in full force and effect:

        RESOLVED, that upon written instruction of THCR Management Services, LLC as Manager for Tribe (the "Manager"), the Tribe may open bank accounts (the "Enterprise Bank Accounts") with such banks (the "Bank(s)") as the Officers determine would be a reasonable depository in any jurisdiction in which the Enterprise does business;

        RESOLVED, that funds deposited in any of the Enterprise Bank Accounts may be withdrawn only upon a check, draft, or order when signed by any one of the officers of Manager holding one of the following positions (hereinafter referred to as "Officer") or their designees:

                President
                Executive Vice President
                Assistant Vice President
                Secretary
                General Manager
                Chief Financial Officer
                Controller

said Officers, or their designee(s), whose signatures shall be duly certified to the Bank (the "Certified Signers") by the Secretary of Manager, and not otherwise;

        RESOLVED, that any of the Certified Signers may authorize the use of facsimile signatures on an Enterprise Bank Account, and the Banks hall be authorized to honor check, drafts, or orders up to __________ ($__________) Dollars, when bearing the facsimile signatures of any of the Certified Signers, and shall be entitled to honor and charge for all such checks, drafts, or orders if such facsimile signatures resemble the facsimile specimens duly certified by the Secretary of Manager and filed with the Bank;

        RESOLVED, that consistent with these resolutions Manager is hereby authorized to use phone initiated or electronic clearing house facilities of the Federal Reserve System for the purpose of transferring Enterprise funds to and from various banks;

        RESOLVED, that Manager is hereby authorized to arrange for the servicing by a Bank of any automatic teller machines purchased or leased on behalf of the Enterprise;

                                  Exhibit E - 1

Exhibit 10.10

        RESOLVED, that the appointment of the Certified Signers shall be an appointment coupled with an interest, and shall be irrevocable by Tribe unless revocation is consented to in writing by Manager or this appointment is terminated by an arbitration award entered pursuant to the dispute resolution provisions of the Management Agreement entered into by and between Tribe and Manager dated __________, 2000 as the same any have heretofore been or hereafter be amended (the "Management Agreement");

        RESOLVED, that the Enterprise Bank Accounts established and administered by Manager shall not be subject to attachment, or any rights of deduction, set off or counterclaim by Manager in the event of any disagreements between Manager and Tribe, it being the intent that the assets in the Enterprise Bank Accounts will be used solely for purposes permitted and provided for in the Management Agreement, and recourse to said Enterprise Bank Accounts as a remedy in the event of dispute shall be permitted only in the event so ordered in an arbitration award entered pursuant to the dispute resolution provisions of the Management Agreement.

        RESOLVED, that any of the Certified Signers are hereby authorized to execute and deliver any documents including signature cards, authorizations, powers of attorney or appointment, or other documents which they deem necessary and appropriate to give effect to the foregoing resolutions;

        RESOLVED, that the Bank is hereby authorized to rely upon certificates signed by any of the Certified Signers as to all matters concerning the identity, authority or signature of Certified Signers; and

        RESOLVED, that each of the Officers, or their designees appointed in writing be, and each of them hereby is, authorized to perform the obligations under the agreements and contracts described in the aforesaid resolutions, and to negotiate, execute and deliver on behalf of Tribe and to perform the obligations under any and all other documents, agreements, contracts, and other instruments that any one or more of the Officers deems necessary or desirable to evidence and give effect to the transactions contemplated in the foregoing resolutions, all upon such terms and conditions, not inconsistent with the aforesaid resolutions, as any one or more of the Officers or their designees may approve.

                                  CERTIFICATION

        Pursuant to (CITATIONS HERE) the Tribal Council of the Twenty-Nine Palms Band of Luiseno Mission Indians of California, a quorum of members present at a Council meeting held on ______________, 2000, by a vote of _________ for, __________ against, ____________ not voting, and _________ absent; the foregoing resolution was adopted.

                                        By:
                                           -----------------------------------
                                                              Secretary

                                        By:
                                           -----------------------------------
                                                              Chairperson

                                  Exhibit E - 2

Exhibit 10.10

                                    EXHIBIT F

                          TRIBAL INSURANCE REQUIREMENTS

1.01.   Coverage.

        1.01.1. Required Insurance. The following minimum insurance will be obtained by Manager and maintained with respect to the Facility at all times during the term of this Agreement:

                a) All-risk property insurance, including flood and earthquake insurance and building ordinance coverage, on the Facility in an amount equal to the full replacement value thereof (with no coinsurance clause);

                b) All-risk business interruption insurance, including extra expense and extended indemnity, and increased cost of operation insurance for full recovery of the actual loss sustained of Net Revenues of the Facility for a period of one (1) year from the date of any casualty, or cessation of Gaming;

                c) Insurance against loss from accidental damage to and from breakdown of air conditioning systems, including building ordinance coverage, in an amount equal to the full replacement value of the Property, in amounts acceptable to Manager;

                d) Business interruption insurance, including extended indemnity, against loss from accidental damage to, and from breakdown of air conditioning systems, for full recovery of the actual loss sustained of Net Revenues for the entire period of any such business interruption but not less than one (1) year from the date of such casualty, or such additional period as the Tribe may elect;

                e) Commercial general liability insurance naming the Tribe, the Enterprise and Manager and/or Manager's Affiliates as named insured(s), covering bodily injury, personal injury, broad form property damage (including completed operations), innkeeper's liability, liquor liability, products liability, contractual liability, and employment practices liability (including coverage for third party discrimination claims), employee benefits liability and garage and garage keeper's liability in an amount equal to not less than $1,000,000 combined single limit for bodily injury and property damage per occurrence with a $2,000,000 general aggregate, which insurance coverages shall be primary as respects any other insurance coverages that may be available to Manager;

                f) automobile (including owned, non-owned and leased automobiles) physical damage and liability insurance naming the Tribe, the Enterprise and Manager and/or Manager's Affiliates as named insured(s) in an amount equal to not less than $1,000,000 combined single limit for bodily injury and property

                                  Exhibit F - 1

Exhibit 10.10

                        damage per occurrence with a $2,000,000 general aggregate, which insurance coverages shall be primary as respects any other insurance coverages that may be available to Manager;

                g) Comprehensive crime insurance, including employee dishonesty, money and securities on and off premises, depositors' forgery, computer fraud and funds transfer and hotel safe deposit box legal liability, in an amount equal to not less than $10,000,000;

                h) Manager shall maintain statutory workers' compensation and employers liability insurance for Manager's Employees. The Enterprise shall maintain statutory workers' compensation and employers liability insurance for the Enterprise Employees. The employers liability limits shall not be less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease.

                        Workers' compensation insurance equal to the statutory requirements of California (which shall, in the case of Manager Employees be carried by Manager and in the case of all other Enterprise Employees be carried by the Enterprise, and which shall, in either case, be paid for by the Enterprise and treated as an Operating Expense); and

                i) An umbrella policy covering any excess of the liabilities described in clauses (e) and (f) with a combined limit of liability of not less than $50,000,000 per occurrence.

        1.01.2. Responsibility to Maintain. The obligation to maintain the insurance policies required by the Management Agreement, the cost of which shall be an Operating Expense and subject to the budget process of the Management Agreement, shall lie solely with Manager. During the budgeting process, Manager shall recommend to the Tribe for its approval a schedule setting forth the kinds and amounts of such insurance to be maintained by it during the ensuing policy year.

        1.01.3. Changes in Coverage. Manager shall have the right to raise the minimum amount of insurance to be maintained with respect to the Facility under
Section 1.01.1 and/or to require the insurance of additional risks, not specified herein, in order to make such insurance compatible with prudent industry standards (including consideration of the incremental cost thereof) and to reflect increases in liability exposures, taking into account the size and location of the Facility.

        1.01.4. Requirements. All policies of insurance shall, to the extent such coverage is commercially available, be written on an "occurrence" basis. To the extent that any insurance required hereby is or becomes available only on a "claims made" basis, the Enterprise shall, as an Operating Expense, purchase satisfactory extended reporting period endorsements to policies placed during the term of the Management Agreement or, in the alternative, continue to insure Manager as an additional insured party under policies of insurance placed after termination of this Agreement until the expiration, without claim, of all applicable statutes of limitation as may be necessary to assure that Manager has the benefit of the required insurance for causes of action arising out of

                                  Exhibit F - 2

Exhibit 10.10

events occurring with respect to the Enterprise during the term of the Management Agreement,

                                  Exhibit F - 3

Exhibit 10.10

whether or not any such claim is actually asserted prior to the expiration or earlier termination thereof.

1.02.   Policies and Endorsements.

        1.02.1. Policies. All insurance coverage provided for under the Management Agreement shall be effected by policies issued by insurance companies authorized to do business in the state where the Enterprise is located that are of good reputation and of sound and adequate financial responsibility, having an A.M. Best's ("Best") Rating of A - VIII, or better, or a comparable rating if Best ceases to publish its ratings or materially changes its rating standards or procedures. Manager shall be entitled to object to an insurance company which meets this standard, but only for reasonable cause based upon rates, claim experience, and other similar pertinent considerations. The Tribe shall deliver to Manager duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or certificates of insurance with respect to the renewal policies to Manager not less than ten (10) business days prior to the respective dates of expiration. Certificates or duplicate copies of insurance shall be sent to Manager at the address of Manager provided in the MANAGEMENT Agreement for notices.

        1.02.2. Endorsements. All policies of insurance provided for under the Management Agreement shall, to the extent obtainable, have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least sixty (60) days prior written notice to Manager, and (b) an endorsement to the effect that no act or omission of the Tribe or Manager, other than nonpayment, after written notice thereof, of the premiums for such policy, shall affect the obligation of the insurer to pay the full amount of any loss sustained (but not to exceed, in any event, the policy limits). All insurance policies required under clauses (e), (f), (g), (h) and (i) of Subsection 1.01.1, shall contain an endorsement to the effect that such insurance shall be primary, not excess, and not contributory to any similar insurance carried by Manager.

        1.02.3. Additional Insureds. All policies of insurance required under Subsection 1.01.1, shall be carried in the name of the Enterprise and the Tribe, and, if required, name the Tribe's mortgagees as additional insureds, or, as appropriate, mortgagees having the benefit of the standard New York form of mortgagee endorsement. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if the Tribe's Lender so requires, losses under any fire or casualty policy may be made payable to such mortgagee, or to a bank or trust company qualified to do business in the state where the Facility is located, in either instance as trustee for the custody and disposition of the proceeds therefrom. All liability policies, primary and excess, shall name Manager, and in each case any Affiliates which Manager may specify, and their respective directors, officers, agents, employees, and partners as additional insureds.

        1.03. Waiver of Liability. Fire and Casualty Insurance. To the extent any loss is covered by insurance proceeds actually paid or would be covered by insurance required to be carried under this Agreement, but not otherwise, Manager, the Enterprise and the Tribe each waive, release and discharge the other from all claims or demands which each may have or acquire against the other,

                                  Exhibit F - 4

Exhibit 10.10

or against each other's directors, officers, agents, employees, or partners, with respect to any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of damage to their respective property (but not as to personal injury or property damage suffered by third parties) arising out of the ownership, management, operation and maintenance of the Facility, regardless whether any such claim or demand may arise because of the fault or negligence of the other party or its officers, partners, agents, and employees. Each policy of fire and property damage insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 1.03, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

                                  Exhibit F - 5

Exhibit 10.10

                                    EXHIBIT G

                              MANAGER'S AFFILIATES,
                                     MEMBERS
                                       AND
                                    OFFICERS

AFFILIATES:

Donald J.  Trump
Trump Hotels & Casino Resorts, Inc.
Trump Hotels & Casino Resorts Holdings, L.P.
THCR Ventures, Inc.
Trump Hotels & Casino Resorts Development Company, LLC
THCR Management Holdings, LLC

MEMBERS:

THCR Management Services, LLC, is a Delaware limited liability company wholly-owned by its one Member, THCR Management Holdings, LLC, a Delaware limited liability company, which in turn is wholly-owned by Trump Hotels & Casino Resorts Holdings, LP, a Delaware limited partnership.


OFFICERS:

Donald J. Trump, Chairman & President
Mark A. Brown, Chief Operating Officer
Robert M. Pickus, Executive Vice President & Secretary
Francis X. McCarthy, Executive Vice President & Chief Financial Officer John P. Burke, Executive Vice President & Treasurer
Richard Santoro, Vice President, Corporate Security
Joseph A. Fusco, Executive Vice President, Government Relations &
Regulatory Affairs
Joseph Polisano, Vice President, Project Development

                                  Exhibit G - 1